                                                                   Exhibit 10.29

                                CREDIT AGREEMENT

                           Dated as of April 12, 2002

                                     Between

                         RED ROBIN INTERNATIONAL, INC.,
                                   as Borrower

                                       and

                         U.S. BANK NATIONAL ASSOCIATION,
                                    as Lender

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                                    CONTENTS

ARTICLE 1.    DEFINITIONS, ETC.......................................................................1

     1.1      Terms Defined..........................................................................1
     1.2      Accounting Terms......................................................................14
     1.3      Rules of Construction.................................................................14
     1.4      Incorporation of Recitals and Exhibits................................................14

ARTICLE 2.    REVOLVING CREDIT FACILITY.............................................................15

     2.1      Revolving Credit Commitment...........................................................15
     2.2      Use of Proceeds.......................................................................15
     2.3      Revolving Credit Note.................................................................15
     2.4      Rate of Interest......................................................................15
     2.5      Payment of Interest...................................................................16
     2.6      Repayment of Principal and Termination of Revolving Credit Commitment.................16
     2.7      Revolving Credit Commitment Fee.......................................................16
     2.8      Cleanup Period........................................................................17

ARTICLE 3.    [RESERVED]............................................................................17

ARTICLE 4.    GENERAL PROVISIONS APPLICABLE TO THE LOANS............................................17

     4.1      Borrowing Mechanics...................................................................17
     4.2      Disbursement of Funds.................................................................17
     4.3      [Reserved]............................................................................18
     4.4      Manner of Payment.....................................................................18
     4.5      Statements............................................................................18
     4.6      Computations of Interest and Fees.....................................................18
     4.7      Default Interest......................................................................18
     4.8      Late Charge...........................................................................19
     4.9      Maximum Interest Rate.................................................................19
     4.10     Prepayments...........................................................................19
     4.11     Increased Costs, Etc..................................................................19
     4.12     Taxes.................................................................................19
     4.13     Collateral............................................................................20
     4.14     Application of Payments...............................................................22

ARTICLE 5.    CONDITIONS PRECEDENT..................................................................22

     5.1      Conditions Precedent for Initial Loans................................................22
     5.2      Conditions Precedent to All Loans, Etc................................................25
     5.3      Conditions for Removal of Limitation on Revolving Credit Loans........................26

ARTICLE 6.    AFFIRMATIVE COVENANTS.................................................................27

     6.1      Financial Information, etc............................................................27

CREDIT AGREEMENT                                                          PAGE i
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
     6.2      Licenses and Permits..................................................................29
     6.3      Maintenance of Properties.............................................................29
     6.4      Payment of Charges....................................................................29
     6.5      Insurance.............................................................................30
     6.6      Maintenance of Records................................................................30
     6.7      Inspection............................................................................30
     6.8      Environmental Disclosure and Inspection...............................................31
     6.9      Borrower's Remedial Action Regarding Hazardous Materials..............................31
     6.10     Further Assurances; Financing Statements; Appraisals..................................32
     6.11     Corporate Existence...................................................................32
     6.12     Notice of Disputes and Other Matters..................................................32
     6.13     Exchange of Notes.....................................................................33
     6.14     Maintenance of Liens..................................................................34
     6.15     Other Agreements......................................................................34
     6.16     Access Law Disclosure and Inspection..................................................34
     6.17     Borrower's Remedial Action Regarding Access Law Compliance............................34
     6.18     Inactive Subsidiaries.................................................................35

ARTICLE 7.    NEGATIVE COVENANTS....................................................................35

     7.1      Restricted Payments Etc...............................................................35
     7.2      Transactions With Affiliates..........................................................36
     7.3      Other Indebtedness....................................................................36
     7.4      Liens.................................................................................36
     7.5      Advances and Loans....................................................................36
     7.6      Investments...........................................................................37
     7.7      Liquidation and Sale of Assets........................................................37
     7.8      Consolidation and Merger..............................................................37
     7.9      Subsidiaries..........................................................................38
     7.10     Type of Business......................................................................38
     7.11     Change of Chief Executive Office or Name..............................................38
     7.12     Change in Documents...................................................................38
     7.13     Control...............................................................................38
     7.14     Pension Plan..........................................................................38
     7.15     Maximum Cash Flow Leverage Ratio......................................................39
     7.16     Minimum Fixed Charge Coverage Ratio...................................................39
     7.17     Minimum Tangible Net Worth............................................................39
     7.18     Contingent Obligations................................................................39
     7.19     Sale or Discount of Receivables.......................................................40
     7.20     Amendments of Documents Relating to Subordinated Debt.................................40
     7.21     Disposal of Subsidiary Stock..........................................................40
     7.22     Fiscal Year...........................................................................40
     7.23     Negative Pledges, Restrictive Agreements, etc.........................................40
     7.24     Liquidity.............................................................................41

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
ARTICLE 8.    REPRESENTATIONS AND WARRANTIES........................................................41

     8.1      Corporate Status......................................................................41
     8.2      Power and Authority...................................................................41
     8.3      No Violation of Agreements............................................................42
     8.4      Recording and Enforceability..........................................................42
     8.5      Litigation............................................................................42
     8.6      Good Title to Properties..............................................................43
     8.7      Licenses and Permits..................................................................43
     8.8      [Reserved]............................................................................43
     8.9      Properties in Good Condition..........................................................43
     8.10     Financial Statements..................................................................43
     8.11     Outstanding Indebtedness..............................................................44
     8.12     Taxes.................................................................................44
     8.13     License Fees..........................................................................44
     8.14     Trademarks, Patents, Etc..............................................................44
     8.15     Disclosure............................................................................44
     8.16     Regulations T, U and X................................................................44
     8.17     Names.................................................................................45
     8.18     Condition of Property.................................................................45
     8.19     Pension Plans.........................................................................45
     8.20     Borrower and Subsidiaries.............................................................45

ARTICLE 9.    EVENTS OF DEFAULT; REMEDIES...........................................................46

     9.1      Events of Default.....................................................................46
     9.2      Acceleration; Remedies................................................................48

ARTICLE 10.   MISCELLANEOUS.........................................................................49

     10.1     Notices...............................................................................49
     10.2     Payment of Expenses and Taxes.........................................................49
     10.3     Assignments and Participations in Loans...............................................50
     10.4     Setoff................................................................................50
     10.5     Waiver of Setoff......................................................................50
     10.6     Fees and Commissions..................................................................50
     10.7     Entire Agreement; Amendments and Waivers..............................................51
     10.8     Severability..........................................................................51
     10.9     Descriptive Headings..................................................................51
     10.10    Governing Law.........................................................................51
     10.11    Consent to Jurisdiction, Service, and Venue...........................................51
     10.12    Successors and Assigns................................................................52
     10.13    Waiver of Jury Trial..................................................................52
     10.14    Counterparts..........................................................................52
     10.15    Statutory Notice......................................................................53

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SCHEDULES

Schedule   1.1      -   Locations of Inventory
Schedule   4.13     -   Legal Description of Fee Property
Schedule   5.1(m)   -   Existing Indebtedness
Schedule   7.2      -   Permitted Affiliate Transactions
Schedule   7.4      -   Existing Liens
Schedule   7.7      -   Planned Asset Sales
Schedule   7.10     -   States in Which Collateral is Located
Schedule   7.18     -   Contingent Obligations
Schedule   8.3      -   Violation of Agreements
Schedule   8.5      -   Litigation
Schedule   8.17     -   Fictitious Names
Schedule   8.20     -   Subsidiaries of Borrower

EXHIBITS

Exhibit A     -   Form of Revolving Credit Note; Section 2.3
Exhibit B     -   Form of Notice of Borrowing; Section 4.1(a)
Exhibit C     -   Security Agreement; Section 5.1(c)
Exhibit D     -   Guaranty of Parent; Section 5.1(d)
Exhibit D-1   -   Form of Subsidiary Guaranty; Section 5.1(e)
Exhibit E     -   Form of Subsidiary Security Agreement
Exhibit F     -   Opinion of Counsel for Borrower; Section 5.1(h)

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                                                                [EXECUTION COPY]

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                                CREDIT AGREEMENT

     This credit agreement is made and entered into as of this 12th day of April, 2002, by and between RED ROBIN INTERNATIONAL, INC., a Nevada corporation ("Borrower"), and U.S. BANK NATIONAL ASSOCIATION ("Lender"). Capitalized terms have the meanings assigned in Section 1 hereof.

                                    RECITALS:

     WHEREAS Borrower desires that Lender extend certain credit facilities to Borrower which will be used to provide for the working capital requirements of Borrower;

     WHEREAS Borrower is willing to grant to Lender a security interest in certain real property and in certain personal property located at or arising from the operation of certain of its restaurants in order to secure the credit facilities;

     NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained, Borrower and Lender agree as follows:

ARTICLE 1. DEFINITIONS, ETC.

     1.1 Terms Defined

     As used herein, the following terms have the meanings set forth below:

     "Access Laws" means the Americans with Disabilities Act of 1990, all state and local laws relating to handicapped access, or any statute, rule, regulation, ordinance, or order of any Governmental Body adopted or enacted with respect thereto.

     "Affiliate" means, with respect to any Person, a Person that now or hereafter, directly or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with such Person. A Person shall be deemed to control a corporation or partnership if such Person possesses, directly or indirectly, the power to direct or cause the direction of the management of such corporation or partnership, whether through the ownership of voting securities, by contract, or otherwise.

     "Agreement" means this credit agreement as it may be amended, supplemented, or otherwise modified from time to time.

     "Applicable Law" means all applicable provisions and requirements of all
(a) constitutions, statutes, ordinances, rules, regulations, standards, orders, and directives of any Governmental Bodies, (b) Governmental Approvals, and (c) orders, decisions, decrees, judgments, injunctions, and writs of all courts and arbitrators, whether such Applicable Laws presently exist, or are modified, promulgated, or implemented after the date hereof.

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     "Bankruptcy Code" means Title 11 of the United States Code entitled
"Bankruptcy," as now and hereafter in effect, or any successor statute.

     "Borrower" means Red Robin International, Inc., a Nevada corporation, and its successors and its permitted assigns under Section 10.3.

     "Business Day" means any day excluding Saturday, Sunday and any day which is a legal holiday under the laws of the State of Washington or is a day on which banking institutions located in such state are authorized or required by law or other governmental action to close.

     "Capital Lease" means, as applied to any Person, any lease of any property (whether real, personal, or mixed) by that Person as lessee that, in conformity with GAAP, is accounted for as a capital lease on the balance sheet of that Person.

     "Cash Flow Leverage Ratio" means of the end of any Fiscal Quarter, the ratio computed for the period of four consecutive Fiscal Quarters ending on the close of such Fiscal Quarter of (a) Funded Debt plus 6 times total rent and lease expense for such period to (b) EBITDAR for such period.

     "Change in Control" means:

     (a) at any time prior to an initial or secondary public offering of any class of capital stock of the Parent, the failure of the Investor Group, to own and exercise voting control over a sufficient number of the issued and outstanding shares of capital stock of the Parent together with freely exercisable warrants, options and securities convertible into capital stock of Parent which such shareholders have the financial capability (including borrowing capability) to reasonably exercise which collectively constitute (assuming that such warrants, options and other convertible securities have been exercised) 50% of the capital stock of the Parent on a fully diluted basis; or

     (b) after a Qualifying IPO, any person or group of persons (within the meaning of Section 13(d)(3) of the Securities Exchange Act of 1934, as amended), other than the Investor Group, shall have acquired direct or indirect beneficial ownership (within the meaning of Rule 13D-3 promulgated by the Securities and Exchange Commission under said Act) of a percentage of the outstanding voting shares of common stock of the Parent equal to or greater than the lesser of (i) twenty-five percent (25%) and (ii) the percentage of such outstanding shares of the Parent then beneficially owned by the Investor Group; or

     (c) at any time, a majority of the individuals who constitute the board of directors of the Parent shall not have been elected and approved by the Investor Group.

     "Closing Date" means the date on or before April 30, 2002, on which Lender makes its initial Loan.

CREDIT AGREEMENT                                                          PAGE 2
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     "Collateral" means all the property, real or personal, tangible or intangible, now owned or hereafter acquired, in which Lender has been or is to be granted a Lien by Borrower or any other Person, to secure the Obligations.

     "Commitments" means the commitment of Lender to make Loans as set forth in Sections 2.1.

     "Compliance Certificate" has the meaning set forth in subsection 6.1(d) herein.

     "Consolidated" means, as applied to any financial or accounting term with respect to any Person, such term determined on a consolidated basis in accordance with GAAP for the Person and all consolidated Subsidiaries of such Person.

     "Contingent Obligation" means, as applied to any Person, any direct or indirect liability, contingent or otherwise, of that Person (a) with respect to any Indebtedness, lease, dividend or other obligation of another if the primary purpose or intent thereof by the Person incurring the Contingent Obligation is to provide assurance to the obligee of such obligation of another that such obligation of another will be paid or discharged, or that any agreements relating thereto will be complied with, or that the holders of such obligation will be protected (in whole or in part) against loss in respect thereof, (b) with respect to any letter of credit issued for the account of that Person or as to which that Person is otherwise liable for reimbursement of drawings, (c) under Interest Rate Agreements, or (d) under any foreign exchange contract, currency swap agreement, futures contract, option contract, synthetic cap, or other similar agreement or arrangement designed to protect such Person against fluctuations in currency values. Contingent Obligations shall include, without limitation, (a) the direct or indirect guaranty, endorsement (otherwise than for collection or deposit in the ordinary course of business), co-making, discounting with recourse or sale with recourse by such Person of the obligation of another, (b) the obligation to make take-or-pay or similar payments if required regardless of nonperformance by any other party or parties to any agreement, and (c) any liability of such Person for the obligation of another through any agreement (contingent or otherwise) (i) to purchase, repurchase or otherwise acquire such obligation or any security therefor, or to provide funds for the payment or discharge of such obligation (whether in the form of loans, advances, stock purchases, capital contributions or otherwise) or (ii) to maintain the solvency or any balance sheet item, level of income or financial condition of another if, in the case of any agreement described under subclause
(i) or (ii) of this sentence, the primary purpose or intent thereof is as described in the preceding sentence. The amount of any Contingent Obligation shall be equal to the amount of the obligation so guaranteed or otherwise supported or, if less, the amount to which such Contingent Obligation is specifically limited.

     "Deed of Trust" means any deed of trust or mortgage granted by Borrower or any of its Subsidiaries in any interest in real property to secure the Obligations or such deed of trust or mortgage may be amended, supplemented, or otherwise modified from time to time.

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     "Default" means any condition or event that constitutes an Event of Default or with the giving of notice or lapse of time or both would, unless cured or waived, become an Event of Default.

     "Dollars" or "$" shall mean lawful money of the United States of America.

     "EBITDAR" means, for a given period, net income, plus interest expense, plus income tax expense, plus depreciation expense plus amortization expense plus rent and lease expense, plus to the extent deducted from net income the amount of any prepayment penalties incurred as a result of extraordinary debt extinguishment concurrently with or after a Qualifying IPO, all of the foregoing determined on a Consolidated basis for Parent.

     "Environmental Claim" means any written accusation, allegation, notice of violation, claim, demand, abatement order or other order or direction (conditional or otherwise) by any Governmental Body or any Person for any damage, including, without limitation, personal injury (including sickness, disease or death), tangible or intangible property damage, contribution, indemnity, indirect or consequential damages, damage to the environment, nuisance, pollution, contamination or other adverse effects on the environment, or for fines, penalties or restrictions, in each case relating to, resulting from or in connection with Hazardous Materials and relating to Borrower, any of its Subsidiaries, any of their respective Affiliates or any Facility which in any case could reasonably be expected to have a Material Adverse Effect.

     "Environmental Laws" means all statutes, ordinances, orders, rules, regulations, plans, policies or decrees and the like relating to (a) environmental matters, including without limitation, those relating to fines, injunctions, penalties, damages, contribution, cost recovery compensation, losses or injuries resulting from the Release or threatened Release of Hazardous Materials, (b) the generation, use, storage, transportation or disposal of Hazardous Materials, or (c) occupational safety and health, industrial hygiene or protection of wetlands, in any manner applicable to Borrower or any of its Subsidiaries or any of their respective properties, including, without limitation, the Comprehensive Environmental Response, Compensation, and Liability Act (42 U.S.C. Section 9601 et seq.), the Hazardous Materials
                                      ------
Transportation Act (49 U.S.C. Section 5101 et seq.), the Resource Conservation
                                           ------
and Recovery Act (42 U.S.C. Section 6901 et seq.), the Federal Water Pollution
                                         ------
Control Act (33 U.S.C. Section 125 et seq.), the Clean Air Act (42 U.S.C.Section
                                   ------
7401 et seq.), the Toxic Substances Control Act (15 U.S.C. Section 2601 et
     ------                                                             --
seq.), the Federal Insecticide, Fungicide and Rodenticide Act (7 U.S.C. Section
---
136 et seq.), the Occupational Safety and Health Act (29 U.S.C. 65 et seq.) and
                                                                   ------
the Emergency Planning and Community Right-to-Know Act (42 U.S.C. Section 11001 et seq.), each as amended or supplemented, and any analogous future or present
------
local, state and federal statutes and regulations promulgated pursuant thereto, each as in effect as of the date of determination.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and any successor statute.

     "ERISA Affiliate" means, as applied to any Person, (a) any corporation, which is, or was at any time, a member of a controlled group of corporations within the meaning of

CREDIT AGREEMENT                                                          PAGE 4
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Section 414(b) of the Internal Revenue Code of which that Person is, or was at any time, a member; (b) any trade or business (whether or not incorporated) which is, or was at any time, a member of a group of trades or businesses under common control within the meaning of Section 414(c) of the Internal Revenue Code for which that Person is, or was at any time, a member; and (c) any member of an affiliated service group within the meaning of Section 414(m) or (o) of the Internal Revenue Code of which that Person, any corporation described in clause
(a) above or any trade or business described in clause (b) above is, or was at any time, a member.

     "Event of Default" has the meaning set forth in Section 9.1 herein.

     "Executive Officer" means, as to any corporation, its chairman of the board, chief executive officer, president, chief operating officer, chief financial officer, and treasurer, and any of them.

     "Facilities" means any and all real property (including, without limitation, all buildings, fixtures or other improvements located thereon) now, hereafter or heretofore owned, leased, operated or used by Borrower or any of its Subsidiaries (but only as to portions of buildings actually leased or used).

     "Fee Property" has the meaning set forth in subsection 4.13(a)(ii) herein.

     "Finova Debt" means that certain Indebtedness of Borrower under the loan agreement among Borrower, Finova Capital Corporation ("Finova"), and certain Subsidiaries of Borrower dated as of September 6, 2000, as amended ("Finova Loan Agreement").

     "Fiscal Period" means each four-week fiscal accounting period of Borrower identified on the calendar delivered to Lender pursuant to subsection 6.1(j) herein.

     "Fiscal Quarter" means with respect to the Fiscal Period ending on (i) the last Sunday of the 16th week in each year, the four Fiscal Periods then ending,
(ii) the last Sunday of the 28th week in each year, the three Fiscal Periods then ending, (iii) the last Sunday of the 40th week in each year, the three Fiscal Periods then ending, and (iv) closest to the last Sunday of each year, the three Fiscal Periods then ending.

     "Fiscal Year" means each fiscal accounting year of Borrower consisting of 13 Fiscal Periods and ending closest to the last Sunday of each year.

     "Fixed Charge Coverage" means (a) EBITDAR minus cash taxes, cash dividends and Unfunded Capital Expenditures for the previous four rolling Fiscal Quarters divided by (b) the sum of all required principal payments (on short and long term Indebtedness and Capital Leases), Interest Expense and rental or lease expense over the last four rolling Fiscal Quarters all of the foregoing as determined on a Consolidated basis for Parent.

     "Funded Debt" means, at the time of calculation thereof on a Consolidated
Basis: (a) all obligations of Parent and its Subsidiaries for borrowed money or for the deferred

CREDIT AGREEMENT                                                          PAGE 5
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

purchase price of property or services and all obligations of Parent and/or any of its Subsidiaries evidenced by bonds, debentures, notes or other similar instruments, including, without limitation, (i) all Indebtedness under this Agreement and (ii) all Subordinated Debt; (b) the face amount of all letters of credit, whether or not drawn, issued for the account of Parent and its Subsidiaries; (c) the capitalized amount of all Capital Leases of Parent and its Subsidiaries; and (d) all Contingent Obligations of Borrower and its Subsidiaries in respect of any of the foregoing.

     "Funding Date" means the date of the funding of a Loan.

     "GAAP" means generally accepted accounting principles set forth in opinions and pronouncements of the accounting principles board of the American Institute of Certified Public Accountants in statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by significant segment of the accounting profession, in each case as the same are applicable to the circumstances as of the date of determination.

     "Governmental Approval" means any authorization, consent, approval, certificate of compliance, license, permit, or exemption from, contract with, registration or filing with, or report or notice to, any Governmental Body required or permitted by Applicable Law.

     "Governmental Body" means the government of the United States, any state, or any governmental or regulatory official, body, department, bureau, subdivision, agency, commission, court, arbitrator, or authority, or any instrumentality thereof, whether federal, state, or local.

     "Guarantors" means Parent, all of Borrower's Subsidiaries (other than Inactive Subsidiaries and Liquor License Subsidiaries), and any Person who now or hereafter executes and delivers to Lender a Guaranty.

     "Guaranties" means those certain guaranties made by Parent and each Subsidiary of Borrower (other than Inactive Subsidiaries and Liquor License Subsidiaries) dated as of the date hereof and delivered to Lender pursuant to subsection 5.1(d) hereof and all guaranties now or hereafter delivered by any Person to Lender to guaranty all or any portion of the Obligations, as each such guaranty may be amended, restated, supplemented or otherwise modified from time to time.

     "Hazardous Materials" means (a) any chemical, material or substance at any time defined as or included in the definition of "hazardous substances," "hazardous wastes," "hazardous materials," "extremely hazardous waste," "restricted hazardous waste," "infectious waste," "toxic substances," or any other formulations intended to define, list, or classify substances by reason of deleterious properties such as ignitability, corrosivity, reactivity, carcinogenicity, toxicity, reproductive toxicity, "TCLP toxicity" or "EP toxicity," or words of similar import under any applicable Environmental Laws or regulations promulgated pursuant thereto; (b) any oil, petroleum, petroleum fraction or petroleum derived substance; (c) any drilling fluids, produced waters and other wastes associated with

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

the exploration, development or production of crude oil, natural gas or geothermal resources; (d) any flammable substances or explosives; (e) any radioactive materials; (f) asbestos in any regulated quantity; (g) urea formaldehyde foam insulation; (h) electrical equipment which contains any oil or dielectric fluid containing levels of polychlorinated biphenyls in excess of fifty parts per million; (i) pesticides; and (j) any other chemical, material or substance, exposure to which is prohibited, limited or regulated by any Governmental Body.

     "Impermissible Qualification" means, relative to the opinion or certification of any independent public accountant as to any financial statement of Borrower or any of its Subsidiaries, any qualification or exception to such opinion or certification (a) which is of a "going concern" or similar nature,
(b) which relates to the limited scope of examination of matters relevant to such financial statement or (c) which relates to the treatment or classification of any item in such financial statement and which, as a condition to its removal, would require an adjustment to such item the effect of which would be to cause Borrower or any of its Subsidiaries to be in default of any of its obligations under any of Sections 7.3, 7.15, 7.16 or 7.17.

     "Inactive Subsidiaries" means Borrower's Subsidiaries listed as "inactive" on Schedule 8.20.

     "Indebtedness" means, as applied to any Person, (a) all indebtedness for borrowed money, (b) that portion of obligations with respect to Capital Leases that is properly classified as a liability on a balance sheet in conformity with GAAP, (c) notes payable and drafts accepted representing extensions of credit whether or not representing obligations for borrowed money (other than accounts payable incurred in the ordinary course of business and accrued expenses incurred in the ordinary course of business), (d) any obligation owed for all or any part of the deferred purchase price of property or services (excluding any such obligations incurred under ERISA), which purchase price is (i) due more than six months from the date of incurrence of the obligation in respect thereof or (ii) evidenced by a note or similar written instrument, (e) all indebtedness for borrowed money secured by any Lien on any property or asset owned or held by that Person regardless of whether the indebtedness secured thereby shall have been assumed by that Person or is nonrecourse to the credit of that Person and
(f) all Contingent Obligations; except in any of the foregoing cases for any indebtedness or obligations between a Subsidiary and Borrower or another Subsidiary.

     "Indemnified Liabilities" has the meaning set forth in Section 10.2 herein.

     "Indemnified Persons" has the meaning set forth in Section 10.2 herein.

     "Interest Expense" means, for any period, total consolidated interest expense (both cash and noncash and determined without regard to original issue discount) of Borrower and its Subsidiaries for such period, as determined in accordance with GAAP.

     "Interest Rate Agreement" means any interest rate swap agreement, interest rate cap agreement, interest rate collar agreement or other similar agreement or arrangement designed to protect Borrower or any of its Subsidiaries against fluctuations in interest rates.

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

     "Internal Revenue Code" means the Internal Revenue Code of 1986, as amended to the date hereof and from time to time hereafter.

     "Investment" means (a) any direct or indirect purchase or other acquisition by Borrower or any of its Subsidiaries of, or of a beneficial interest in, stock or other Securities of any other Person, or (b) any direct or indirect loan, advance (other than advances to employees for moving, entertainment and travel expenses, drawing accounts and similar expenditures in the ordinary course of business) or capital contribution by Borrower or any of its Subsidiaries to any other Person other than a wholly owned Subsidiary of Borrower including all indebtedness and accounts receivable acquired from that other Person that are not current assets or did not arise from sales to that other Person in the ordinary course of business; provided, however, that the term "Investment" shall not include, without limitation (i) trade and customer accounts receivable for goods furnished or services rendered in the ordinary course of business and payable in accordance with customary trade terms, (ii) advances and prepayments to suppliers for goods and services in the ordinary course of business, (iii) stock or other securities acquired in connection with the satisfaction or enforcement of Indebtedness or claims due or owing to Borrower or any of its Subsidiaries or as security for any such Indebtedness or claims, (iv) cash held in any deposit account with Lender and (v) shares in a mutual fund that invests solely in the investments permitted in the exceptions set forth in Section 7.6.

     "Investor Group" means the Management Group and the Sponsor Group.

     "Lender" means U.S. Bank National Association, together with its successors and assigns.

     "Lien" means any lien, mortgage, pledge, assignment, security interest, charge, or any encumbrance of any kind (including any conditional sale or other title retention agreement, any lease in the nature thereof, and any agreement to give any security interest) and any option, trust, or other preferential arrangement having the practical effect of any of the foregoing.

     "Liquor License Subsidiaries" means Subsidiaries of Borrower that were formed to hold a liquor license and whose sole asset is a liquor license and include the following: Red Robin of Baltimore County, Inc., a Maryland corporation, Red Robin of Anne Arundel County, Inc., a Maryland corporation, and Red Robin of Montgomery County, Inc. a Maryland corporation.

     "Loan" or "Loans" means one or more of the Revolving Credit Loans and any other loan made by Lender to Borrower under or pursuant to this Agreement or any combination thereof.

     "Loan Documents" means this Agreement, the Notes, the Security Agreement, the Subsidiary Security Agreement, the Deeds of Trust, the Guaranties, any Interest Rate Agreements entered into between Borrower or any Loan Party and Lender and all other

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                                                                [EXECUTION COPY]
agreements, instruments, and documents arising out of this Agreement, or the Loans, as the same may be amended, restated, supplemented or otherwise modified from time to time.

     "Loan Parties" means Parent, Borrower, and each Subsidiary of Borrower (other than Inactive Subsidiaries and Liquor License Subsidiaries).

     "Management Group" means the Management Holder and their Related Parties.

     "Management Holder" means Snyder or any Person over which Snyder, directly or indirectly, exercises voting control, including, without limitation, the right to direct the management and policies of such Person and the right to elect a majority of the Board of Directors or similar governing authority for such Person.

     "Material Adverse Effect" means (i) a material adverse effect upon the business operations, properties, assets, or condition (financial or otherwise) of Borrower and its Subsidiaries, taken as a whole, (ii) the material impairment of the ability of the Borrower to perform the Obligations, or (iii) the material impairment of the material rights or remedies of, or benefits to Lender under any Loan Document.

     "Notes" means one or more of the Revolving Credit Note or any other promissory note evidencing a Loan or any combination thereof.

     "Notice of Borrowing" means a notice delivered by Borrower to Lender pursuant to Section 4.1 with respect to a proposed borrowing.

     "Obligations" means all obligations of every nature of Borrower from time to time owed to Lender under this Agreement, the Notes, and the other Loan Documents, whether for principal, interest, reimbursement of fees, expenses, indemnification or otherwise.

     "Operating Lease" means, as applied to any Person, any lease (including, without limitation, leases that may be terminated by the lessee at any time) of any property (whether real, personal or mixed) that is not a Capital Lease other than any such lease under which that Person is the lessor.

     "Parent" means Red Robin Gourmet Burgers, Inc., a Delaware corporation.

     "PBGC" means the Pension Benefit Guaranty Corporation (or any successor thereto).

     "Permitted Encumbrances" means the following types of Liens:

     (a) liens for taxes, assessments or governmental charges or claims payment of which is not, at the time, required by Section 6.4;

     (b) statutory liens of carriers, warehousemen mechanics and materialmen and other liens imposed by law (other than any Lien imposed pursuant to Section 401(a)(29) or 412(n) of the Internal Revenue Code or by ERISA) incurred in the ordinary course of

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                                                                [EXECUTION COPY]
business for sums not yet delinquent or being contested in good faith, if such reserve or other appropriate provision, if any, as shall be required by GAAP shall have been made therefor;

     (c) Liens incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security, or to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, leases, government contracts, trade contracts, performance and return-of-money bonds and other similar obligations (exclusive of obligations for the payment of borrowed money);

     (d) any attachment or judgment Lien not constituting an Event of Default under subsection 9.1(i);

     (e) leases or subleases granted to others not interfering in any material respect with the ordinary conduct of the business of Borrower or any of its Subsidiaries;

     (f) easements, rights-of-way, restrictions, minor defects, encroachments or irregularities in title and other similar charges or encumbrances not interfering in any material respect with the ordinary conduct of the business of Borrower or any of its Subsidiaries;

     (g) any (i) interest or title of a lessor or sublessor under any Capital Lease or any Operating Lease not prohibited by this Agreement, (ii) restriction or encumbrance that the interest or title of such lessor or sublessor may be subject to, or (iii) subordination of the interest of the lessee or sublessee under such lease to any restriction or encumbrance referred to in the preceding clause (ii);

     (h) Liens arising from Capital Leases and purchase money security interests permitted by this Agreement; provided such liens attach only to the property purchased or leased in connection with such purchase money financing or Capital Lease transaction;

     (i) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods;

     (j) deposits in the ordinary course of business to secure liabilities to insurance carriers, lessors, utilities and other service providers;

     (k) Liens granted pursuant to this Agreement or the other Loan Documents;

     (l) Statutory liens of landlords incurred in the ordinary course of business for sums not yet delinquent or being contested in good faith, if such reserve or other appropriate provision, if any, as shall be required by GAAP shall have been made therefor;

     (m) Liens listed on Schedule 7.4 attached hereto; and

     (n) Liens required to be granted under the Finova Loan Agreement; provided that such Liens do not encumber any of the Collateral.

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                                                                [EXECUTION COPY]

     "Permitted Prior Liens" means the Liens described in clauses (a), (b), (c),
(f), (g), (h), (i), and (j) of the definition of Permitted Encumbrances subject to the limitations or requirements set forth therein.

     "Person" means any individual, partnership, joint venture, firm, corporation, association, trust, or other enterprise or any Governmental Body.

     "Plan" means an employee pension benefit plan that is covered by Title IV of ERISA or subject to the minimum funding standards under Section 302 of ERISA or Section 412 of the Internal Revenue Code and is either (a) maintained by Borrower or any ERISA Affiliate for employees of Borrower or any ERISA Affiliate or (b) maintained pursuant to a collective bargaining agreement or any other arrangement under which more than one employer makes contributions and to which Borrower or any ERISA Affiliate is then making or accruing an obligation to make contributions or has within the preceding five plan years made contributions.

     "Qualifying IPO" means an underwritten primary public offering (other than a public offering pursuant to the registration statement on Form S-8 (or any successor form)) of the common capital stock of Parent pursuant to an effective registration statement filed with the United States Securities & Exchange Commission in accordance with the Securities Act of 1933, as amended from time to time, and any successor statute (whether alone or in conjunction with a secondary public offering).

     "RR Investors" means RR Investors, LLC, a Virginia limited liability company.

     "RR Investors II" means RR Investors II, LLC, a Virginia limited liability company.

     "Related Parties means (i) any spouse or immediate family member of Snyder,
(ii) any trust set up for the benefit of Snyder or any of the Persons specified in clause (i), or (iii) any corporation or limited liability company wholly owned by a Management Holder and/or the Persons specified in clause (i) and
(ii).

     "Release" means any release, spill, emission, leaking, pumping, pouring, injection, escaping, deposit, disposal, discharge, dispersal, dumping, leaching or migration of Hazardous Materials into the indoor or outdoor environment (including, without limitation, the abandonment or disposal of any barrels, containers or other closed receptacles containing any Hazardous Materials), or into or out of any Facility, including the movement of any Hazardous Material through the air, soil, surface water, groundwater or property.

     "Restaurants" means the restaurants and properties listed on Schedule 1.1.

     "Revolving Credit Commitment" means the commitment of the Lender to make Revolving Credit Loans to Borrower in the aggregate amount of up to $10,000,000 pursuant to Section 2.1.

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                                                                [EXECUTION COPY]

     "Revolving Credit Commitment Period" means the period from and including the Closing Date to, but not including, the Revolving Credit Commitment Termination Date.

     "Revolving Credit Commitment Termination Date" means March 31, 2003, or such earlier date as the Revolving Credit Commitment terminates.

     "Revolving Credit Loans" means the Loans made by Lender pursuant to Section 2.1.

     "Revolving Credit Note" means the promissory note of Borrower issued pursuant to Section 2.3 on the Closing Date, in substantially in the form described in Section 2.3, as it may be amended, supplemented, or otherwise modified from time to time.

     "Securities" means any stock, shares, partnership interests, voting trust certificates, certificates of interest or participation in any profit-sharing agreement or arrangement, options, warrants, bonds, debentures, notes, or other evidences of indebtedness, secured or unsecured, convertible, subordinated or otherwise, or in general any instruments commonly known as "securities" or any certificates of interest, shares or participations in temporary or interim certificates for the purchase or acquisition of, or any right to subscribe to, purchase or acquire, any of the foregoing.

     "Security Agreement" means that certain security agreement by and between Borrower and Lender dated as of the date hereof and delivered to Lender pursuant to subsection 5.1(c) hereof, as such security agreement may be amended, restated, supplemented or otherwise modified from time to time.

     "Shareholders Agreement" means that certain amended and restated shareholders agreement dated as of August 9, 2001 by and among Parent, Borrower, Skylark Company, Ltd., a Japan corporation, RR Investors, RR Investors II, Snyder and certain other shareholders.

     "Snyder" means Michael J. Snyder, an individual.

     "Solvent" means, with respect to any Person, that as of the date of determination both (a)(i) the then fair value of the property of such Person is
(y) greater than the total amount of liabilities (including contingent liabilities) of such Person and (z) not less than the amount that will be required to pay the probable liabilities on such Person's then existing debts as they become absolute and matured considering all financing alternatives and potential asset sales reasonably available to such Person; (ii) such Person's capital is not unreasonably small in relation to its business or any contemplated or undertaken transaction; and (iii) such Person does not intend to incur, or believe (nor should it reasonably believe) that it will incur, debts beyond its ability to pay such debts as they become due; and (b) such Person is "solvent" within the meaning given that term and similar terms under applicable laws relating to fraudulent transfers and conveyances. For purposes of this definition, the amount of any contingent liability at any time shall be computed as the amount that, in light of all of the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

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                                                                [EXECUTION COPY]

     "Sponsor Group" means RR Investors, RR Investors II and any of their respective Affiliates.

     "Subordinated Debt" means all Indebtedness of the Borrower that is subordinate and junior in right of payment to all of the Obligations pursuant to a subordination agreement in form and substance acceptable to Lender.

     "Subsidiary" means, with respect to any Person, any corporation, partnership, association, joint venture or other business entity of which more than fifty percent (50%) of the total voting power of shares of stock or other ownership interests entitled (without regard to the occurrence of any contingency) to vote in the election of the Person or Persons (whether directors, managers, trustees or other Persons performing similar functions) having the power to direct or cause the direction of the management and policies thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof.

     "Subsidiary Security Agreement" means all security agreements now or hereafter executed by a Subsidiary of Borrower in accordance with the terms hereof, as each such security agreement may be amended, restate or otherwise supplemented from time to time.

     "Tangible Net Worth" means Parent's Consolidated net worth determined in accordance with GAAP, plus, to the extent deducted from total assets in determining Consolidated net worth, deferred rent liability, less the sum of (a) the amount of all deferred charges, deferred loan fees, and net deferred tax assets; (b) all intangible assets, including, but not limited to, goodwill, licenses, franchises, work force intangibles, trademarks, trade names, service marks, patents and copyrights; (c) unamortized debt discount and expense; (d) the cost of capital stock of an Affiliate; (e) any Indebtedness owing to Parent or any Subsidiary by an Affiliate thereof, unless such Indebtedness arose in connection with the sale or lease of goods or property in the ordinary course of business or the performance of services in the ordinary course of business and would otherwise constitute current assets in accordance with generally accepted accounting principles; and (f) the amount of any write-up in book value of the assets of Parent and/or its Subsidiaries resulting from any revaluation of assets.

     "Tax" means for any Person, any tax, assessment, duty, levy, or other charge imposed by any Governmental Body on such Person or on any property, revenue, income, or franchise of such Person and any interest or penalty with respect to any of the foregoing.

     "UCC" means the Uniform Commercial Code as in effect from time to time in the state of Washington.

     "Unfunded Capital Expenditures" means the sum of all purchases of capital assets or acquisitions of other companies, including goodwill, less (a) the sum of all new financing amounts received or assumed to acquire capital assets or acquisitions of other companies for the period specified, including Revolving Credit Loans, (b) for purposes of measuring the Fixed Charge Coverage for the Fiscal Quarters ending in calendar year 2002, the sum of

CREDIT AGREEMENT                                                         PAGE 13
                                                                [EXECUTION COPY]

$18,500,000, which represents Borrower's cash balances at its Fiscal Year ending December 30, 2001, and (c) net cash proceeds received by Borrower from the sale of assets permitted under Section 7.7 herein.

     1.2  Accounting Terms

     Except as otherwise expressly provided in this Agreement, all accounting terms not otherwise defined herein shall have the meanings assigned to them in conformity with GAAP. Financial statements and other information required to be delivered by Borrower to Lender pursuant to subsections (a), (b) and (c) of
Section 6.1 shall be prepared in accordance with GAAP (except, with respect to interim financial statements, normal year-end audit adjustments and the absence of explanatory footnotes) as in effect at the time of such preparation. Calculations in connection with the definitions, covenants, and other provisions of this Agreement shall utilize accounting principles and policies in conformance with those used to prepare the financial statements referred to in
Section 8.10.

     1.3  Rules of Construction

     Unless the context otherwise requires, the following rules of construction apply to the Loan Documents:

     (a) Words in the singular include the plural and in the plural include the singular.

     (b) Provisions of the Loan Documents apply to successive events and transactions.

     (c) In the event of any inconsistency between the provisions of this Agreement and the provisions of any of the other Loan Documents, the provisions of this Agreement govern.

     (d) References to "Sections" and "subsections" shall be to Sections and subsections, respectively, of this Agreement unless otherwise specifically provided.

     1.4  Incorporation of Recitals and Exhibits

     The foregoing recitals are incorporated into this Agreement by reference. All references to "Exhibits" contained herein are references to exhibits attached hereto, the terms and conditions of which are made a part hereof for all purposes.

ARTICLE 2. REVOLVING CREDIT FACILITY

     2.1  Revolving Credit Commitment

     (a) Subject to and upon the terms and conditions set forth herein, and in reliance upon the representations, warranties and covenants of Borrower contained herein or made pursuant hereto, Lender agrees to make loans (individually, a "Revolving Credit Loan"; collectively, the "Revolving Credit Loans") to Borrower from time to time during the

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                                                                [EXECUTION COPY]

Revolving Credit Commitment Period, in an aggregate amount not exceeding its Revolving Credit Commitment to be used for the purposes identified in Section
2.2. Lender's Revolving Credit Commitment shall expire on the Revolving Credit Commitment Termination Date and all Revolving Credit Loans and all other amounts owed hereunder with respect to the Revolving Credit Loans and the Revolving Credit Commitment shall be paid in full no later than that date. Amounts borrowed under Section 2.1 may be repaid and reborrowed until but excluding the Revolving Credit Commitment Termination Date.

     (b) During the Revolving Credit Commitment Period Borrower may use the Revolving Credit Commitment by borrowing, prepaying the Revolving Credit Loans in whole or in part, and reborrowing all in accordance to the terms and conditions hereof.

     (c) Notwithstanding the foregoing, unless and until the conditions set forth in Section 5.3 herein are satisfied in Lender's discretion, no more than $7,800,000 in Revolving Credit Loans shall be outstanding at any time.

     2.2  Use of Proceeds

     Borrower may use the proceeds of the Revolving Credit Loans for construction and or acquisition of new restaurants and for its general corporate purposes, including working capital.

     2.3  Revolving Credit Note

     The Revolving Credit Loans to be made by Lender pursuant to its Revolving Loan Commitment shall be evidenced by and repayable with interest in accordance with a promissory note in the form of Exhibit A hereto, payable to the order of Lender dated as of the date hereof and in the principal amount of Lender's Revolving Credit Commitment (the "Revolving Credit Note").

     2.4  Rate of Interest

     Interest on each Revolving Credit Loan shall accrue at an annual rate equal to 3.0% plus the one-month LIBOR rate quoted by Lender from Telerate Page 3750 or any successor thereto, which shall be that one-month LIBOR rate in effect and reset each New York banking day. Lender's internal records of applicable interest rates shall be determinative in the absence of manifest error. For determining payment dates for LIBOR rate loans, the New York banking day shall be the standard convention. In the event after the date of initial funding any governmental authority subjects Lender to any new or additional charge, fee, withholding or tax of any kind with respect to any Revolving Credit Loans hereunder or changes the method of taxation of such Revolving Credit Loans or changes the reserve or deposit requirements applicable to such Revolving Credit Loans, Borrower shall pay to Lender such additional amounts as will compensate the Lender for such costs or lost income resulting therefrom as reasonably determined by Lender.

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                                                                [EXECUTION COPY]

     2.5  Payment of Interest

     Until the Revolving Credit Loans shall have been paid in full, Borrower shall pay monthly in arrears to Lender an amount equal to all accrued interest on the Revolving Credit Loans (a) on the 15th day of each calendar month, commencing on the 15th day of the first month following the making of the Revolving Credit Loan, and on the 15th day of each month thereafter, and (b) on the Revolving Credit Commitment Termination Date.

     2.6  Repayment of Principal and Termination of Revolving Credit Commitment

     (a) Borrower shall pay Lender all outstanding principal, accrued interest, and other charges with respect to the Revolving Credit Loans on the Revolving Credit Commitment Termination Date. The Revolving Credit Commitment of Lender shall automatically and permanently terminate on the Revolving Credit Commitment Termination Date.

     (b) Borrower shall, on each date when any reduction in the Revolving Credit Commitment (as reduced from time to time) shall become effective, including pursuant to Section 9.2, make a mandatory prepayment of all Revolving Credit Loans equal to the excess, if any, of the aggregate outstanding principal amount of all Revolving Credit Loans over the Revolving Credit Commitment as so reduced.

     (c) If, at any time, the aggregate outstanding principal amount of all Revolving Credit Loans exceeds the aggregate amount of the Revolving Credit Commitment then in effect, the Borrower shall immediately make a mandatory prepayment of all Revolving Credit Loans equal to the amount of such excess.

     (d) Borrower may from time to time on any Business Day voluntarily reduce the amount of the Revolving Credit Commitment; provided, however, that (i) all such reductions shall require at least five Business Days' notice to Lender and be permanent and irrevocable (ii) there may not be more than one reduction in any calendar quarter, and (iii) any partial reduction of the Revolving Credit Commitment shall be in the minimum amount of $1,000,000 and in an integral multiple of $1,000,000 thereafter.

     2.7  Revolving Credit Commitment Fee

     Borrower shall pay Lender a nonrefundable fee for the Revolving Credit Commitment in the amount of $150,000, concurrently with the execution of this Agreement.

     2.8  Cleanup Period

     In the event a Qualifying IPO occurs, Borrower shall reduce the outstanding principal balance of the Revolving Credit Loans to $0 for a period of 60 consecutive days, such 60-day period to commence no later than 30 days after the date the Qualifying IPO occurs.

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                                                                [EXECUTION COPY]

ARTICLE 3. [RESERVED]

ARTICLE 4. GENERAL PROVISIONS APPLICABLE TO THE LOANS

     4.1  Borrowing Mechanics

     (a) Whenever Borrower desires that Lender make a Loan it shall deliver to Lender a Notice of Borrowing in the form of Exhibit B annexed hereto no later than 2:00 p.m. (Seattle time) on the proposed Funding Date. The Notice of Borrowing shall specify (i) the proposed Funding Date (which shall be a Business
Day), and (ii) the amount of Loans requested. In lieu of delivering the above-described Notice of Borrowing, Borrower may give Lender telephonic notice by the required time of any proposed borrowing under this Section 4.1; provided, that such notice shall be promptly confirmed in writing by delivery of a Notice of Borrowing to Lender on or before the applicable Funding Date; provided further, that if Borrower maintains a loan sweep service connected to an account of Lender that provides for advances under the Revolving Credit Commitment, then a Notice of Borrowing is not required for Revolving Credit Loans.

     (b) Lender shall not incur any liability to Borrower in acting upon any telephonic notice referred to above that Lender believes in good faith to have been given by a duly authorized officer or other person authorized to borrow on behalf of Borrower or for otherwise acting in good faith under this Section 4.1, and upon funding of Loans by Lender in accordance with this Agreement pursuant to any such telephonic notice, Borrower shall have effected Loans hereunder.

     (c) Borrower shall notify Lender prior to the funding of any Loans in the event that any of the matters to which Borrower is required to certify in the applicable Notice of Borrowing is no longer true and correct as of the applicable Funding Date, and the acceptance by Borrower of the proceeds of any Loans shall constitute a re-certification by Borrower, as of the applicable Funding Date, as to the matters to which Borrower is required to certify in the applicable Notice of Borrowing.

     4.2  Disbursement of Funds

     Upon satisfaction or waiver of the conditions precedent specified in Sections 5.1 (in the case of Loans made on the Closing Date) and 5.2 (in the case of all Loans), Lender shall make the proceeds of such Loans available to Borrower on the applicable Funding Date by causing an amount of same day funds equal to the proceeds of all such Loans to be credited to the account of Borrower at the office of Lender located at 1420 Fifth Avenue, 11th Floor, Seattle, Washington 98101; provided that Borrower hereby authorizes Lender to disburse Loan proceeds directly to Lawyers Title of Arizona, Inc. in Phoenix, Arizona in escrow for acquisition of two of the Fee Properties.

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                                                                [EXECUTION COPY]

     4.3  [Reserved]

     4.4  Manner of Payment

     All sums payable to Lender pursuant to this Agreement shall be paid directly to Lender in immediately available United States funds. Borrower authorizes Lender to debit any of Borrower's accounts maintained at Lender to make all payments due under this Agreement, the Notes, and the other Loan Documents. Whenever any payment to be made hereunder or on any of the Notes becomes due and payable on a day other than a Business Day, such payment may be made on the next succeeding Business Day and such extension of time shall in such case be included in computing interest on such payment. For determining payment dates for LIBOR rate loans, the New York banking day shall be the standard convention.

     4.5  Statements

     Lender shall send Borrower statements of all amounts due hereunder; the statements shall be considered presumptively correct, absent manifest error, unless Borrower notifies Lender to the contrary within thirty (30) days of receipt of any statement that Borrower claims to be incorrect. Borrower agrees that accounting entries made by Lender with respect to Borrower's loan accounts shall constitute evidence of all disbursements of Loan proceeds and payments made on the Loans. Without limiting the methods by which Lender may otherwise be entitled by Applicable Law to make demand for payment of the Loans upon Borrower, Borrower agrees that any statement, invoice, or payment notice from Lender to Borrower with respect to any Obligation shall be deemed to be a demand for payment in accordance with the terms of such statement, invoice, or payment notice. Under no circumstances shall a demand by Lender for partial payment of principal or interest or both be construed as a waiver by Lender of its right thereafter to demand and receive payment (in part or in full) of any remaining principal or interest obligation.

     4.6  Computations of Interest and Fees

     Except as otherwise expressly provided herein, all computations of interest and fees shall be based on a 360-day year for the actual number of days elapsed.

     4.7  Default Interest

     Upon the occurrence and during the continuance of any Event of Default, Lender may, in its sole discretion, increase the interest rate charged on all Loans to a rate of interest equal to four percent (4%) per annum in excess of the interest rate then applicable to such Loan from the date of such Event of Default until such Event of Default is cured, if curable, or waived by Lender or until the Loans are paid in full and the Commitments have terminated.

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                                                                [EXECUTION COPY]

     4.8  Late Charge

     If any payment of principal or interest required under any Loan is fifteen
(15) days or more past due, Borrower will be charged a late charge of five percent (5%) of the delinquent payment for each such late payment. The 15-day period provided for herein shall not be construed as a waiver of any Default or Event of Default resulting from any late payment under any Loan.

     4.9  Maximum Interest Rate

     Notwithstanding any provision contained herein or in the Notes, the total liability of Borrower for payment of interest pursuant hereto, including late charges, shall not exceed the maximum amount of interest permitted by Applicable Law to be charged, collected, or received from Borrower; and if any payments by Borrower include interest in excess of that maximum amount, Lender shall apply the excess first to reduce the unpaid balance of the Loans, then the excess, if any, shall be returned to Borrower.

     4.10 Prepayments

     Borrower may prepay all or any portion of the Revolving Credit Loans without penalty or premium.

     4.11 Increased Costs, Etc.

     In the event after the date of initial funding of any Loan any Governmental Body subjects Bank to any new or additional charge, fee, withholding or tax of any kind with respect to any Loans hereunder or changes the method of taxation of such Loans or changes the reserve or deposit requirements applicable to such loans, Borrower shall pay to Lender such additional amounts as will compensate Lender for such cost or lost income resulting therefrom as reasonably determined by Lender.

     4.12 Taxes

     (a) All payments by Borrower of principal of, and interest on, the Loans and all other amounts payable hereunder shall be made free and clear of and without deduction for any present or future income, stamp or other taxes, fees, duties, deductions, withholdings or other charges of any nature whatsoever imposed by any taxing authority, but excluding franchise taxes and taxes imposed on or measured by Lender's net income or receipts, such as the business and occupation tax, if any, imposed by the State of Washington (such nonexcluded items being called "Taxes"). In the event that any withholding or deduction from any payment to be made by Borrower hereunder is required in respect of any Taxes pursuant to any applicable law, rule or regulation, then the Borrower will

          (i) pay directly to the relevant authority the full amount required to be so withheld or deducted,

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                                                                [EXECUTION COPY]

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          (ii) promptly forward to the Lender an official receipt, a true and complete copy thereof or other documentation satisfactory to the Lender evidencing such payment to such authority, and

          (iii) pay to the Lender or the holders of the Notes such additional amount or amounts as is necessary to ensure that the net amount actually received by Lender or holder of each Note will equal the full amount Lender or such holder would have received had no such withholding or deduction been required.

Moreover, if any Taxes are directly asserted against the Lender with respect to any payment received by the Lender hereunder, the Lender may pay such Taxes and Borrower will promptly pay such additional amounts (including any penalties, interest or expenses (collectively, "Penalties"); provided, however, that Borrower shall not be responsible for the payment or reimbursement of any such item to the extent such item is due to the action or inaction of the Lender) as is necessary in order that the net amount received by such Person after the payment of such Taxes (including any Taxes on such additional amount) shall equal the amount such Person would have received had not such Taxes been asserted. Lender agrees that in the event any refunds or rebates of any Taxes paid by Borrower for the account of such Lender are received by such Lender (collectively "Refunds") or Borrower shall pay any amount as Taxes for the account of Lender which is later determined not to constitute Taxes (collectively "Overpayments"), the Lender shall promptly pay all Refunds and Overpayments to Borrower. Further, Lender agrees to notify Borrower promptly of any Refunds or Overpayments of which it becomes aware. Lender shall cooperate reasonably with Borrower's inquiries regarding possible Refunds and Overpayments (but in no event shall Lender be required to take any action which is inconsistent with its internal policies or which would otherwise be adverse to Lender).

     (b) If the Borrower fails to pay any Taxes when due to the appropriate taxing authority or fails to remit to the Lender the required receipts or other required documentary evidence, the Borrower shall indemnify the Lender for any incremental Taxes or Penalties that may become payable by Lender as a result of any such failure.

     4.13 Collateral

     (a) As security for repayment of all of the Loans and all other Obligations, Borrower shall grant to Lender a first and exclusive Lien, subject only to the Permitted Prior Liens (i) in all of its equipment, fixtures, furnishings and wares now owned or hereafter located at the Restaurants, and proceeds thereof; and (ii) on its fee interest in the real property legally described on Schedule 4.13 ("Fee Property"), together with all improvements and fixtures now owned or hereafter used or acquired by Borrower in the ownership, operation or maintenance of the Fee Property and the restaurant located or to be located thereon.

     (b) In the event a Qualifying IPO does not occur by June 30, 2002, Borrower shall grant to Lender a first and exclusive lien on its fee or leasehold interest, as the case may

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                                                                [EXECUTION COPY]

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be, subject only to the Permitted Prior Liens in the various parcels of real property on which the Restaurants are located and, in connection therewith:

          (i) Lender shall review and approve title to the Restaurant's premises and approve any lease of said premises. As to each lease of the Restaurant's premises, Lender may require in its discretion, without limitation, that:

               (1) Borrower shall be the owner and holder of the lessee's interest, free and clear of any Liens, except for the Permitted Prior Liens.

               (2) The landlord shall own the fee interest in the leased premises free and clear of any Liens, provided, that if any Liens exist the holder or holders thereof shall execute and deliver to Lender such consent and estoppel instruments as Lender may reasonably require; and further provided, that any underlying leases be approved by Lender in its reasonable discretion and the holder or holders of the lessor's interest in any such lease shall execute and deliver to Lender such consent and estoppel instruments as Lender may require in its discretion;

          (ii) Lender shall receive a Deed of Trust encumbering Borrower's interest in the Restaurant's premises and such Deed of Trust, shall be recorded or perfected in the manner required by state and local law to establish a valid first priority Lien, superior to the rights of any third party or any subsequent lienholder, except for the Permitted Prior Liens;

          (iii) Each such Deed of Trust against a Restaurant shall be insured by a title insurance policy acceptable in form and substance to Lender issued by a title insurance company of Lender's choice in an amount and with such endorsements as Lender deems appropriate in its sole discretion;

          (iv) Lender shall be granted, by instruments satisfactory to Lender, a perfected first priority security interest (except for the Permitted Prior Liens) in all furniture, furnishings, equipment, and leasehold improvements located at the Restaurant;

          (v) Borrower shall execute such other documents as Lender may reasonably require, such as an agreement supplementing this Agreement with terms and conditions with specific application to the Restaurant.

          (vi) Lender may require in its discretion that it receive a legal opinion of Borrower's counsel with respect to each Deed of Trust covering a Restaurant addressing such matters as Lender may require;

          (vii) Lender shall have received insurance certificates and lender loss payable endorsements in forms satisfactory to Lender to the effect set forth in Section 6.5 with respect to the Restaurant;

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

          (viii) Lender shall have received an environmental questionnaire satisfactory to Lender, together with the results of any additional environmental testing required by Lender satisfactory to Lender with respect to such Restaurant, and a certificate and indemnity regarding hazardous substances in form and substance satisfactory to Lender with respect to each such Restaurant; and

          (ix) Lender shall have received a questionnaire and disclosure statement regarding compliance by such Restaurant with the Americans with Disabilities Act of 1990, all state and local laws or ordinances relating to handicapped access or any statute, law, regulation, ordinances, or order of Governmental Bodies or order of decree of any court adopted or enacted with respect thereto in a form satisfactory to Lender, together with a certificate of compliance and indemnity regarding access laws in form and substance satisfactory to Lender with respect to each such Restaurant.

     (c) Lender acknowledges that, with respect to taking leasehold mortgages against Borrower's leasehold interests in certain of the real property on which Restaurants are located ("Leased Sites"), the lease with respect to such a Leased Site may require the consent of the landlord to a leasehold mortgage and that the landlord may not be obligated to give such consent under the terms of the lease. In such a case, Borrower shall exercise its reasonable best efforts to obtain the requisite landlord consent and shall inform Lender in writing of its efforts to obtain such consent and the landlord's responses. If, after consultation with Borrower, Lender determines, in its sole discretion, that Borrower has exercised its best efforts to obtain such consent and that such consent is not obtainable from such landlord, then a leasehold mortgage on such Leased Site shall not be required. In the event seven or more leasehold mortgages on Leased Sites are not obtained by October 31, 2002 and a Qualifying IPO has not occurred, then Lender may declare an Event of Default hereunder.

     4.14 Application of Payments

     All payments (other than voluntary prepayments) made by Borrower hereunder shall be credited, to the extent of the amount thereof, in the following manner:
(i) first, against fees, expenses, and indemnities due hereunder; (ii) second, against accrued interest on all amounts in default; (iii) third, against accrued interest on the Loans not in default; and (iv) fourth, against principal of Loans; provided, however, that if an Event of Default has occurred and is continuing at the time of such payment, then Lender shall be entitled to apply the payment in the manner it shall deem appropriate.

ARTICLE 5. CONDITIONS PRECEDENT

     5.1  Conditions Precedent for Initial Loans

     The obligation of Lender to make a Loan hereunder on the Closing Date is subject to the satisfaction, or waiver by Lender, immediately prior to or concurrently with the making of such Loan, of the following conditions precedent:

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                                                                [EXECUTION COPY]

     (a) The Lender shall have received counterparts of this Agreement, duly executed by the respective parties hereto.

     (b) Lender shall have received the Revolving Credit Note, duly executed and delivered by Borrower.

     (c) Lender shall have received, duly executed and delivered by Borrower, a security agreement ("Security Agreement") in the form attached hereto as Exhibit C, granting to Lender a first priority security interest in all of Borrower's equipment, fixtures, furnishings, wares, and fixtures, located at, the Restaurants, now owned or hereafter acquired, together with the proceeds thereof.

     (d) Lender shall have received, duly executed and delivered by Parent and each Subsidiary (other than Inactive Subsidiaries and the Liquor License Subsidiaries), an unconditional guaranty in the form attached hereto as Exhibit D (for Parent) and in the form attached hereto as Exhibit D-1 (for each such Subsidiary), whereby Parent and each such Subsidiary jointly, severally, and unconditionally guarantees payment of the Obligations.

     (e) Lender shall have received, duly executed and delivered by Western Franchise Development, Inc., a subsidiary security agreement in the form attached hereto as Exhibit E, granting to Lender a first priority security interest in all of such Loan Party's equipment, fixtures, furnishings, wares, fixtures, located at the Restaurants, now owned or hereafter acquired, together with the proceeds thereof.

     (f) Lender shall have received a landlord waiver from each landlord of each leased Restaurant in form and substance reasonably acceptable to Lender.

     (g) Lender shall have received, duly executed and delivered by Borrower, such financing statements and other documents reasonably deemed necessary by Lender to perfect the security interests granted to Lender.

     (h) Lender shall have received from counsel for Borrower, opinions addressed to Lender and each dated as of the Closing Date, substantially in the form attached hereto as Exhibit F.

     (i) No Default or Event of Default hereunder shall exist, and after having given effect to the requested Loan, no Default or Event of Default shall exist.

     (j) All representations and warranties of any of the Loan Parties contained in any of the Loan Documents or otherwise made in writing to Lender in connection herewith shall be true and correct in all material respects with the same effect as though such representations and warranties had been made on and as of the date of the initial Loan.

     (k) All corporate proceedings of each Loan Party shall be satisfactory in form and substance to Lender, and Lender shall have received all information and copies of all documents, including records of all corporate proceedings, that Lender has requested in

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                                                                [EXECUTION COPY]
connection therewith, such documents where appropriate to be certified by proper corporate authorities or Governmental Bodies. Borrower shall provide Lender with the following documents prior to or upon the execution of this Agreement:

          (i) Copies of the articles of incorporation and bylaws of each Loan Party, together with all amendments thereto, certified by an officer of such Loan Party to be true and complete;

          (ii) Certificates of authority for each Loan Party in the state of its formation and in each state where any of the Collateral owned by such Loan Party is located dated within thirty (30) days of the date of the execution of this Agreement; and

          (iii) Certified resolutions of the directors of each Loan Party and incumbency certificates in the form and substance acceptable to Lender.

     (l) Lender shall have received such evidence reasonably deemed necessary by Lender that Lender's security interests in the Collateral constitute first priority and exclusive security interests, except for the Permitted Prior Liens.

     (m) All Indebtedness of Borrower (other than the existing Indebtedness identified in Schedule 5.1(m) annexed hereto) shall have been paid in full, redeemed or defeased, or purchased by Lender, any commitments to lend thereunder shall have been terminated, all security interests created to secure the obligations arising in connection therewith shall have been terminated or effectively assigned to Lender, and Borrower shall have delivered to Lender UCC-3 termination statements or assignments (or comparable forms) and any and all other instruments of release, satisfaction, assignment and/or reconveyance (or evidence of the filing thereof) as reasonably may be necessary or advisable to terminate or assign to Lender all of such security interests and all other security interests in the Collateral.

     (n) Borrower shall obtain all consents deemed by Lender to be necessary or advisable in connection with the transactions contemplated by the Loan Documents and in the continued operation of the business conducted by Borrower, including without limitation consent from the lenders with respect to the Finova Debt, and each consent shall be in full force and effect and in form and substance reasonably satisfactory to Lender.

     (o) Lender shall have received a Notice of Borrowing from Borrower for the initial Loan.

     (p) Lender shall have received insurance certificates and lender loss payable endorsements on casualty/property loss insurance in forms reasonably satisfactory to Lender to the effect set forth in Section 6.5 hereof.

     (q) There shall have been no material adverse change in the financial condition of Borrower subsequent to December 30, 2001.

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                                                                [EXECUTION COPY]

     (r) Lender shall have received the loan fees as provided in Section 2.7.

     (s) Lender shall have received payment of all fees and expenses in accordance with Section 10.2

     (t) Lender shall have received a Deed of Trust encumbering Borrower's interest in the Fee Property located in Prescott, Arizona and such Deed of Trust shall have been recorded or perfected in the manner required by state and local law to establish a valid first priority Lien, superior to the rights of any third party or any subsequent lienholder except for the Liens described in clauses (a) and (f) of the definition of Permitted Encumbrances and except as otherwise approved by Lender in writing.

     (u) The Deed of Trust against the Fee Property located in Prescott, Arizona shall be insured by a title insurance policy acceptable in form and substance to Lender issued by a title insurance company of Lender's choice in an amount and with such endorsements as Lender deems appropriate in its sole discretion.

     (v) Lender shall have received a certificate and indemnity regarding hazardous substances in form and substance satisfactory to Lender with respect to the Fee Property located in Prescott, Arizona.

     (w) Lender shall have received copies of all permits required for construction of the Restaurant on the Fee Property located in Prescott, Arizona.

     5.2  Conditions Precedent to All Loans, Etc.

     The obligation of Lender to make any Loan, is subject to the fulfillment, to the satisfaction of Lender, of the following conditions precedent on the date such Loan is made:

     (a) The conditions set forth in Section 5.1 shall have been previously satisfied or waived in writing by Lender, and Lender shall have received evidence reasonably satisfactory to Lender of satisfaction thereof.

     (b) Lender shall have received for each requested Loan, a Notice of Borrowing in form and substance reasonably satisfactory to Lender.

     (c) There shall be executed and delivered to Lender such further instruments, agreements, opinions, and documents, as may be reasonably necessary or proper in the reasonable opinion of Lender to confirm the obligations of Borrower to Lender hereunder, the grant of security therefor, and the proper use of the proceeds of all Loans.

     (d) The representations and warranties contained herein and in the other Loan Documents shall be true, correct and complete in all material respects on and as of the Funding Date to the same extent as though made on and as of that date, except to the extent such representations and warranties specifically relate to an earlier date, in which case such representations and warranties shall have been true, correct and complete in all material respects on and as of such earlier date.

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                                                                [EXECUTION COPY]

     (e) No Default or Event of Default shall have occurred and be continuing and after having given effect to the requested Loan, no Default or Event of Default shall exist.

     (f) To the extent not previously delivered, all other documents, agreements, and instruments from or with respect to Borrower or any other Person that may be called for hereunder shall be duly executed and delivered to Lender, including but not limited to all documents, agreements, and instruments reasonably deemed necessary by Lender to perfect its security interest in Collateral acquired after the date of this Agreement. For the purposes of this Agreement, the waiver of delivery of any document, agreement, or instrument from or with respect to Borrower or any other Person does not constitute a continuing waiver with respect to the obligation to fulfill the conditions precedent to the making or renewal of each Loan hereunder.

     (g) There shall have been no material adverse change in the financial condition of Borrower and its Subsidiaries subsequent to December 30, 2001.

     (h) Borrower and each Loan Party is Solvent.

     5.3  Conditions for Removal of Limitation on Revolving Credit Loans.

     The limitation on Revolving Credit Loans set forth in subsection 2.1(c) herein shall be of no further force or effect upon written notice from Lender to Borrower that the following conditions precedent have been satisfied in Lender's sole discretion:

     (a) The conditions set forth in Sections 5.1 and 5.2 shall have been previously satisfied or waived in writing by Lender, and Lender shall have received evidence reasonably satisfactory to Lender of satisfaction thereof.

     (b) Lender shall have received a Deed of Trust encumbering Borrower's interest in the Fee Property located in Peoria, Arizona and such Deed of Trust shall have been recorded or perfected in the manner required by state and local law to establish a valid first priority Lien, superior to the rights of any third party or any subsequent lienholder except for the Liens described in clauses (a) and (f) of the definition of Permitted Encumbrances and except as otherwise approved by Lender in writing.

     (c) The Deed of Trust against the Fee Property located in Peoria, Arizona shall be insured by a title insurance policy acceptable in form and substance to Lender issued by a title insurance company of Lender's choice in an amount and with such endorsements as Lender deems appropriate in its sole discretion.

     (d) Lender shall have received a certificate and indemnity regarding hazardous substances in form and substance satisfactory to Lender with respect to the Fee Property located in Peoria, Arizona.

     (e) Lender shall have received copies of all permits required for construction of the Restaurant on the Fee Property located in Peoria, Arizona.

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                                                                [EXECUTION COPY]

ARTICLE 6. AFFIRMATIVE COVENANTS

     Borrower hereby covenants and agrees that so long as this Agreement is in effect, any Note remains outstanding and unpaid, or any Obligation remains outstanding, unless Lender shall otherwise give prior written consent, Borrower shall perform and shall cause each of its Subsidiaries to perform all covenants in this Article 6.

     6.1  Financial Information, etc.

     Borrower will furnish, or cause to be furnished, to the Lender, copies of the following financial statements, reports, notices and other information:

     (a) as soon as available and in any event within thirty (30) days after the end of each Fiscal Period, Consolidated balance sheets of the Parent and its Subsidiaries as of the end of such Fiscal Period and Consolidated statements of income and cash flow of the Parent and its Subsidiaries for such Fiscal Period and for the period commencing at the end of the previous Fiscal Year and ending with the end of such Fiscal Period, in each case certified by the chief financial officer or treasurer of the Parent;

     (b) as soon as available and in any event within one hundred twenty (120) days after the end of each Fiscal Year of the Parent, a copy of the annual audit report for such Fiscal Year for the Parent and its Subsidiaries, including therein consolidated balance sheets of the Parent and its Subsidiaries as of the end of such Fiscal Year and consolidated statements of income and cash flow of the Parent and its Subsidiaries for such Fiscal Year certified, in the case of each consolidated balance sheet and consolidated statement of income and cash flow, without any Impermissible Qualification, in a manner reasonably acceptable to the Lender by independent public accountants of nationally recognized standing, together with a certificate from such accountants containing a computation of, and showing compliance with, each of the financial ratios and restrictions contained in Sections 7.3, 7.15, 7.16, 7.17 and 7.18, and to the effect that, in making the examination necessary for the signing of such annual report by such accountants, they have not become aware of any Default or Event of Default that has occurred and is continuing, or, if they have become aware of such Default or Event of Default, describing such Default or Event of Default and the steps, if any, being taken to cure it;

     (c) as soon as available and in any event within forty-five (45) days after the end of each Fiscal Quarter, Consolidated balance sheets of the Parent and its Subsidiaries as of the end of such Fiscal Quarter and Consolidated statements of income and cash flow of the Parent and its Subsidiaries for such Fiscal Quarter and for the period commencing at the end of the previous Fiscal Year and ending with the end of such Fiscal Quarter, in each case certified by the chief financial officer or treasurer of the Parent;

     (d) as soon as available and in any event within forty-five (45) days after the end of each Fiscal Quarter (including the last Fiscal Quarter of each Fiscal
Year), a certificate in form and substance acceptable to Lender ("Compliance Certificate"), executed by the chief financial officer or treasurer of the Borrower, showing (in reasonable detail and with

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                                                                [EXECUTION COPY]
appropriate calculations and computations in all respects reasonably satisfactory to the Lender) compliance (or noncompliance) with the covenants set forth in Sections 7.3, 7.15, 7.16, 7.17 and 7.18;

     (e) as soon as available and in any event within forty-five (45) days after the end of each Fiscal Quarter, a statement of income and cash flow for each Restaurant for such Fiscal Quarter, in each case certified by the chief financial officer or treasurer of the Borrower;

     (f) as soon as possible and in any event within three (3) Business Days after the occurrence of each Default, a statement of the chief financial officer or treasurer of the Borrower setting forth details of such Default and the action which the Borrower has taken and proposes to take with respect thereto;

     (g) as soon as possible and in any event within three (3) Business Days after (x) the occurrence of any material adverse development with respect to any litigation, action, proceeding, or labor controversy described in Section 8.5 or
(y) the commencement of any labor controversy, litigation, action or proceeding of the type described in Section 8.5, notice thereof and copies of all documentation relating thereto;

     (h) promptly after the sending or filing thereof, copies of all reports which the Parent, Borrower or any of its Subsidiaries sends to its security holders generally and (i) all reports and registration statements which the Parent, Borrower or any of its Subsidiaries files with the Securities and Exchange Commission or any national securities exchange and (ii) copies of all notices and documents sent to any holder of Indebtedness for borrowed money owing by the Parent, Borrower or any of its Subsidiaries (other than routine notices sent in the ordinary course of business such as borrowing requests, conversion notices and the like);

     (i) immediately upon becoming aware of the institution of any steps by the Borrower or any other Person to terminate any Plan, or the failure to make a required contribution to any Plan if such failure is sufficient to give rise to a Lien under Section 302(f) of ERISA, or the taking of any action with respect to a Plan which could result in the requirement that the Borrower furnish a bond or other security to the PBGC or such Plan, or the occurrence of any event with respect to any Plan which could result in the incurrence by the Borrower of any material liability, fine or penalty, or any material increase in the contingent liability of the Borrower with respect to any post-retirement welfare plan benefit, notice thereof and copies of all documentation relating thereto;

     (j) as soon as reasonably practicable after the Borrower obtains knowledge of any treatment, storage, processing, discharge, spill or other disposition by the Borrower or any Subsidiary of the Borrower of any substance defined as Hazardous Materials, at any Facility in violation of any applicable Environmental Law; the making of a claim or demand against the Borrower or any Subsidiary of the Borrower based on alleged damage to health caused by any Hazardous Materials; or any charge brought by any Governmental Body accusing the Borrower or any Subsidiary of the Borrower with improperly using, handling,

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                                                                [EXECUTION COPY]
storing discharging or disposing of any such Hazardous Materials or with causing or permitting any pollution of any body of water; in any such case which has a reasonable possibility of giving rise to a Material Adverse Effect, the Borrower will inform the Lender, of the nature of such violation, claim, demand or charge and will provide such additional information as may be reasonably requested by the Lender;

     (k) as soon as available, a calendar identifying each Fiscal Period of each Fiscal Year;

     (l) as soon as possible and in any event within three (3) Business Days after Borrower distributes funds to Parent to cover expenses incurred in connection with a Qualified IPO, a written summary of the nature and amount of such expenses;

     (m) such other information respecting the condition or operations, financial or otherwise, including, without limitation, consolidating financial information, of the Parent, Borrower or any of the Borrower's Subsidiaries, as the Lender may from time to time reasonably request.

     6.2  Licenses and Permits

     Borrower will, and will cause each of its Subsidiaries to, maintain all Governmental Approvals and all related or other material agreements necessary for it to operate its business, and at all times comply with all Applicable Laws relating to the operations, facilities, or activities of Borrower or its Subsidiaries, except where the failure to do any of the foregoing could not reasonably be expected to result in a Material Adverse Effect.

     6.3  Maintenance of Properties

     Borrower will, and will cause each of its Subsidiaries to, keep its properties in good repair and in good working order and condition, in a manner consistent with past practices and comparable to industry standards, ordinary wear and tear excepted; from time to time make all appropriate and proper repairs, renewals, replacements, additions, and improvements thereto; and keep all equipment that may now or in the future be subject to compliance with any Applicable Laws in material compliance with such Applicable Laws.

     6.4  Payment of Charges

     Borrower will, and will cause each of its Subsidiaries to, duly pay and discharge all material (a) Taxes imposed on or against it or its property or assets, or upon any property leased by it, prior to the date on which penalties attached thereto, unless and to the extent only that such Taxes, after written notice having been given to Lender, are being contested in good faith and by appropriate proceedings; (b) claims allowed by Applicable Laws, whether for labor, materials, rentals, or anything else, which could, if unpaid, become a Lien upon its property or assets or its outstanding capital stock or adversely affect its facilities or operations, (unless and to the extent only that the validity thereof is being contested in good faith and by appropriate proceedings, after written notice having been given to Lender);

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                                                                [EXECUTION COPY]

(c) trade bills in accordance with the terms thereof or generally prevailing industry standards; and (d) other Indebtedness heretofore or hereafter incurred or assumed by it, unless such Indebtedness be renewed or extended. In the event any charge is being contested by Borrower or its Subsidiaries as allowed above, Borrower shall establish adequate reserves against possible liability therefor.

     6.5  Insurance

     (a) Borrower will, and will cause each of its Subsidiaries to, maintain insurance upon its properties and business insuring against such risks as Lender shall reasonably determine from time to time. Borrower and its Subsidiaries shall cause each insurance policy issued in connection with the Restaurants to provide and shall cause the insurer issuing such policy to certify to Lender that (i) if such insurance is proposed to be canceled or materially changed for any reason whatsoever, such insurer will promptly notify Lender, and such cancellation or change shall not be effective as to Lender for thirty (30) days after receipt by Lender of such notice, unless the effect of the change is to extend or increase coverage under the policy; and (ii) Lender will have the right at its election to remedy any default in the payment of premiums within thirty (30) days of notice from the insurer of the default. Each such policy of casualty insurance covering damage to or loss of property with respect to the Restaurants shall name Lender as the loss payee thereunder for all losses.

     (b) From time to time upon request by Lender, Borrower will promptly furnish or cause to be furnished to Lender evidence, in form and substance reasonably satisfactory to Lender, of the maintenance of all insurance, indemnities, or bonds required by this Section 6.5 or by any license, lease, or other agreement to be maintained, including but not limited to such originals or copies as Lender may request of policies, certificates of insurance, riders, assignments, and endorsements relating to the insurance and proof of premium payments.

     6.6  Maintenance of Records

     Borrower will, and will cause each of its Subsidiaries to, keep at all times books of account and other records in which full, true, and correct entries will be made of all dealings or transactions in relation to its business and affairs to the extent required on a consolidated basis by GAAP.

     6.7  Inspection

     Upon reasonable advance notice by Lender, Borrower will, and will cause each of its Subsidiaries to, allow any representative of Lender to visit and inspect any of its properties, to examine its books of account and other records and files, to make copies thereof and to discuss the affairs, business, finances, and accounts of Borrower and its Subsidiaries with their officers, employees, and accountants, all at such reasonable times and as often as Lender may reasonably desire; provided that no advance notice is required if a Default or Event of Default has occurred and is continuing.

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                                                                [EXECUTION COPY]

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     6.8  Environmental Disclosure and Inspection

     (a) Borrower shall, and shall cause each of its Subsidiaries to, (i) exercise reasonable due diligence in order to comply with all material Environmental Laws applicable to them and (ii) use all reasonable efforts to cause all tenants under any leases or occupancy agreements affecting any portion of the Facilities.

     (b) Borrower shall promptly advise Lender in writing and in reasonable detail of (i) any Release of any Hazardous Materials required to be reported to any Governmental Body under any applicable Environmental Laws, (ii) any and all written communications with respect to any Environmental Claims that have a reasonable possibility of giving rise to a Material Adverse Effect or with respect to any Release of Hazardous Materials required to be reported to any Governmental Body, and (iii) any remedial action taken by Borrower or any other Person in response to (x) any Hazardous Materials on, under or about any Facility, the existence of which has a reasonable possibility of resulting in an Environmental Claim having a Material Adverse Effect, or (y) any Environmental Claim that could have a Material Adverse Effect.

     (c) Borrower shall promptly notify Lender of (i) any proposed acquisition of stock, assets, or property by Borrower or any of its Subsidiaries and (ii) any proposed action to be taken by Borrower or any of its Subsidiaries to commence manufacturing, industrial or other similar operations other than those operations in which Borrower and its Subsidiaries currently engage that could in either such case reasonably be expected to expose Borrower or any of its Subsidiaries to, or result in, Environmental Claims that could reasonably be expected to have a Material Adverse Effect.

     (d) Borrower shall, at its own expense, provide copies of such documents or information as Lender may reasonably request in relation to any matters disclosed pursuant to this Section 6.8.

     6.9  Borrower's Remedial Action Regarding Hazardous Materials

     Borrower shall promptly take, and shall cause each of its Subsidiaries promptly to take, any and all necessary remedial action in connection with the presence, storage, use, disposal, transportation or Release of any Hazardous Materials on or under any Facility required by any applicable Environmental Laws and Governmental Approvals unless the failure to so comply could not reasonably be expected to have a Material Adverse Effect. In the event Borrower or any of its Subsidiaries undertakes any remedial action with respect to any Hazardous Materials on or under any Facility, Borrower or such Subsidiary, shall conduct and complete such remedial action in material compliance with all applicable Environmental Laws, and in accordance with the policies, orders and directives of all federal, state and local Governmental Bodies except when, and only to the extent that, Borrower's or such Subsidiary's liability for such presence, storage, use, disposal, transportation or discharge of any Hazardous Materials, or the legal authority for any such policies, orders, and directives, is being contested in good faith by Borrower or such Subsidiary.

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                                                                [EXECUTION COPY]

     6.10 Further Assurances; Financing Statements; Appraisals

     (a) At any time or from time to time upon the request of Lender, Borrower will, and will cause each of its Subsidiaries to, at its expense, promptly execute, acknowledge and deliver such further documents and do such other acts and things as Lender may reasonably request in order to effect fully the purposes of the Loan Documents and to provide for payment of the Obligations in accordance with the terms of this Agreement, the Notes and the other Loan Documents. In furtherance and not in limitation of the foregoing, Borrower shall take, and cause each of its Subsidiaries to take, such actions as Lender may reasonably request from time to time (including, without limitation, the execution and delivery of guaranties by Parent and Subsidiaries of Parent, security agreements, pledge agreements, mortgages, deeds of trust, stock powers, financing statements and other documents, the filing or recording of any of the foregoing, the obtaining of title insurance (in the event a Qualifying IPO does not occur by June 30, 2002 and leasehold deeds of trust are required pursuant to subsection 4.13(b)) with respect to any of the foregoing that relates to an interest in real property, and the delivery of stock certificates and other collateral with respect to which perfection is obtained by possession) to ensure that the Obligations are secured by substantially all of the assets of Borrower and its Subsidiaries consisting of equipment, fixtures, furnishings, wares and leasehold improvements located at or arising from the operation of the Restaurants and the Fee Property and guarantied by Parent and each Subsidiary of Borrower (other than Inactive Subsidiaries and the Liquor License Subsidiaries).

     (b) Borrower hereby authorizes Lender to file one or more financing statements or continuation statements thereto covering all Collateral.

     (c) In the event a Qualifying IPO does not occur by June 30, 2002, Lender, at Borrower's sole cost and expense, may order and obtain appraisals of the Fee Property by an appraiser acceptable to Lender.

     6.11 Corporate Existence

     Borrower will, and will cause each of its Subsidiaries to, maintain and preserve its corporate existence, except that (a) any Subsidiary of Borrower may merge or consolidate with any other Subsidiary of Borrower or may merge into Borrower and (b) the Inactive Subsidiaries may be liquidated and dissolved in accordance with the terms of Section 6.18 herein.

     6.12 Notice of Disputes and Other Matters

     Borrower will, and will cause each of its Subsidiaries to, promptly give written notice to Lender of:

     (a) Any citation, order to show cause or other legal process or order that could reasonably be expected to have a Material Adverse Effect, directing it to become a party to or to appear at any proceeding or hearing by or before any Governmental Body that has

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                                                                [EXECUTION COPY]
granted to it any Governmental Approval, and include with such notice a copy of any such citation, order to show cause, or other legal process or order;

     (b) Any (i) refusal, denial, threatened denial, or failure by any Governmental Body to grant, issue, renew, or extend any material Governmental Approval; (ii) proposed or actual revocation, termination, or modification (whether favorable or adverse) of any material Governmental Approval by any Governmental Body; (iii) dispute or other action which could reasonably be expected to have a Material Adverse Effect with regard to any Governmental Approval by any Governmental Body; (iv) notice from any Governmental Body of the imposition of any material fines or penalties or forfeitures; or (v) threats or notice with respect to any of the foregoing or with respect to any proceeding or hearing that might result in any of the foregoing;

     (c) Any dispute involving more than $100,000 concerning, or any threatened nonrenewal or termination of, any lease for any Restaurant;

     (d) Any actions, proceedings, or unasserted possible claims of which it may have notice that are probable of assertion in which (i) the amount involved is $100,000 or more, or (ii) the claim is not solely a claim for monetary damages, and could, if adversely determined, reasonably be expected to have a Material Adverse Effect;

     (e) Any notices of default or demands for payment or like notices served or sent by any holder of any Indebtedness or Subordinated Debt to or upon Borrower;

     (f) Any change in the positions of any Executive Officer of Borrower;

     (g) All matters materially and adversely affecting the value, enforceability or collectability of any material portion of its property subject to any Lien granted to Lender, or any of its other assets, if such matters could reasonably be expected to have a Material Adverse Effect; or

     (h) Any material adverse change in the relationship between any of Borrower and its Subsidiaries and any of its suppliers or customers which could reasonably be expected to have a Material Adverse Effect.

     6.13 Exchange of Notes

     Subject to receiving appropriate indemnity from Lender, Borrower will upon receipt of a written notice of loss, theft, destruction, or mutilation of any of the Notes, and upon surrendering such Notes for cancellation if mutilated, execute and deliver a new Note or a Note of like tenor in lieu of such lost, stolen, destroyed, or mutilated Note. Any Notes issued pursuant to this Section
6.13 shall be dated so that neither gain nor loss of interest shall result therefrom.

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                                                                [EXECUTION COPY]

>

     6.14 Maintenance of Liens

     Except for Permitted Encumbrances, Borrower will, and will cause each of its Subsidiaries to, at all times maintain the liens and security interests provided under or pursuant to this Agreement and the other Loan Documents as valid and perfected first Liens on the property and assets intended to be covered thereby. Except as contemplated under Section 7.4, Borrower shall take all action reasonably requested by Lender necessary to assure that Lender has valid and exclusive Liens on all Collateral.

     6.15 Other Agreements

     Borrower will, and will cause each of its Subsidiaries to, comply with all covenants and agreements set forth in or required pursuant to any of the other Loan Documents to which it is a party.

     6.16 Access Law Disclosure and Inspection

     (a) Borrower shall, and shall cause each of its Subsidiaries to, exercise all due diligence in order to comply and use reasonable efforts to cause all tenants under any leases or occupancy agreements affecting any portion of the Facilities.

     (b) Borrower shall promptly advise Lender in writing and in reasonable detail of (i) any claim by any Person required to be reported to any federal, state or local governmental or regulatory agency under any applicable Access Laws known to any Executive Officer, (ii) any and all written communications with respect to any such claims that could reasonably be expected to have Material Adverse Effect, (iii) any remedial action taken by Borrower or any other Person in response to claim that could reasonably be expected to have a Material Adverse Effect, and (iv) any request for information from any Governmental Body that states that such Governmental Body is investigating whether Borrower or any of its Subsidiaries may not be in compliance with Access Laws known to any Executive Officer.

     (c) Borrower shall, at its own expense, provide copies of such documents or information as Lender may reasonably request in relation to any matters disclosed pursuant to this Section 6.16.

     6.17 Borrower's Remedial Action Regarding Access Law Compliance

     Borrower shall promptly take, and shall cause each of its Subsidiaries promptly to take, any and all necessary remedial action in order to comply with all applicable Access Laws and Governmental Approvals unless the failure to so comply could not reasonably be expected to have a Material Adverse Effect. In the event Borrower or any of its Subsidiaries undertakes any remedial action with respect to any Facility, Borrower, or such Subsidiary, shall conduct and complete such remedial action in material compliance with all applicable Access Laws, and in accordance with the policies, orders and directives of all Governmental

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                                                                [EXECUTION COPY]

Bodies except when, and only to the extent that, Borrower's or such Subsidiary's liability for such noncompliance is being contested in good faith by Borrower or such Subsidiary.

     6.18 Inactive Subsidiaries

     On or prior to December 31, 2002, Borrower shall (i) cause each Inactive Subsidiary to be liquidated and dissolved in accordance with Applicable Laws and
(ii) deliver to Lender evidence reasonably satisfactory to Lender of each such liquidation and dissolution, including without limitation, copies, certified by the applicable Governmental Body, of all documents filed with such Governmental Body, to effect each such liquidation and dissolution.

ARTICLE 7. NEGATIVE COVENANTS

     Borrower hereby covenants and agrees that so long as this Agreement is in effect, any Note remain outstanding or unpaid, or any Obligation remains outstanding, unless Lender shall otherwise give prior written consent, Borrower shall perform and shall cause each of its Subsidiaries to perform, all covenants in this Article 7.

     7.1  Restricted Payments Etc.

     On and at all times after the Closing Date:

     (a) Borrower will not declare, pay or make any dividend or distribution (in cash, property or obligations) on any Securities (now or hereafter outstanding) of the Borrower (other than dividends or distributions payable in its common stock or warrants to purchase its common stock or split-ups or reclassifications of its stock into additional or other shares of its common stock) or apply, or permit any of its Subsidiaries to apply, any of its funds, property or assets to the purchase, redemption, sinking fund or other retirement of, or agree or permit any of its Subsidiaries to purchase or redeem, any shares of any Securities (now or hereafter outstanding) of Borrower; except (i) as necessary to fund the operating expenses of Parent in an aggregate amount not to exceed $100,000 in any Fiscal Year; (ii) prior to December 31, 2002, expenses incurred in connection with the consummation of a Qualified IPO; and (iii) up to $325,000 in the aggregate to fund the cash requirements associated with the Parent's loans to management in conjunction with the exercise stock options in Parent prior to a Qualified IPO.

     (b) Borrower will not, and will not permit any of its Subsidiaries to, (i) make any payment of interest on any Subordinated Debt which would violate the subordination provisions of the Subordination Agreement entered into with Lender with respect to such Subordinated Debt or (ii) make any payment or voluntary or mandatory prepayment of principal of, or redeem, purchase or defease, any Subordinated Debt;

     (c) Borrower will not, and will not permit any Subsidiary to, make any deposit for any of the foregoing purposes set forth in clauses (a) and (b); and

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                                                                [EXECUTION COPY]

     (d) If any payment of principal, interest or any other amount is required to be paid or is paid on the same day with respect to any Subordinated Debt, on the one hand, and with respect to this Agreement or any other Loan Document, on the other hand, then all such amounts paid or required to be paid with respect to this Agreement or such other Loan Documents shall be paid in full in cash before any payments are made with respect to the Subordinated Debt.

     7.2  Transactions With Affiliates

     Except for the transactions listed on Schedule 7.2, Borrower shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, except on arm's length terms: (a) enter into any transaction in which an Affiliate shall have any interest; (b) make any payment or agree to make any payment to any such Affiliate; or (c) transfer or agree to transfer ownership or possession of any of its business or assets, tangible or intangible, real, personal, or mixed, to any Affiliate.

     7.3  Other Indebtedness

     Borrower shall not, and shall not permit any of its Subsidiaries to, create, incur, assume, or suffer to exist, contingently or otherwise, any Indebtedness except (a) Indebtedness represented by the Loan Documents; (b) Subordinated Debt; (c) Indebtedness and Capital Leases disclosed on Schedule 5.1(m); (d) Indebtedness secured by purchase money security interests incurred in connection with the purchase of capital assets and capitalized leases in each case subject to compliance with Section 7.16; (e) trade accounts and other current payables arising from the ordinary course of business, deferred income taxes and judgments or orders for the payment of money to the extent such judgments or orders do not result in an Event of Default pursuant to Section 9.1 or result in any Liens prohibited by Section 7.4; (f) Contingent Obligations permitted by Section 7.18; and (g) other Indebtedness not to exceed $100,000 in the aggregate outstanding at any time. Except as allowed in Section 7.4 herein, none of the Indebtedness described in this Section 7.3 shall be secured by any of the assets or rights of Borrower or its Subsidiaries.

     7.4  Liens

     Borrower shall not, and shall not permit any of its Subsidiaries to, contract, create, incur, assume, or suffer to exist any Lien upon or grant any interest in any of its property or assets whether now owned or hereafter acquired, except for the Permitted Encumbrances.

     7.5  Advances and Loans

     Borrower shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, except by Borrower or its Subsidiaries (other than Inactive Subsidiaries and the Liquor License Subsidiaries) to or for the benefit of Borrower or its Subsidiaries (other than Inactive Subsidiaries and the Liquor License Subsidiaries): (a) lend money, make credit available (other than in the ordinary course of business for such matters as advances to employees for moving, travel and entertainment expenses, drawing accounts, and similar

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                                                                [EXECUTION COPY]
expenditures), or lend property or the use thereof to any Person; (b) purchase or repurchase the stock or Indebtedness or all or a substantial part of the assets or properties of any Person; (c) except as to Indebtedness permitted by Sections 7.3 or 7.18, guarantee, assume, endorse, or otherwise become responsible for (directly or indirectly or by any instrument having the effect of assuring any Person's payment, performance, or capability) the Indebtedness, performance, obligations, stock, or dividends of any Person; or (d) agree to do any of the foregoing. Notwithstanding the foregoing, Borrower and its Subsidiaries may endorse negotiable instruments for deposit or collection in the ordinary course of business.

     7.6  Investments

     Borrower shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, make or own any Investment in any Person, except (a) marketable securities issued or directly and unconditionally guaranteed by the United States federal government or issued by any agency thereof and backed by the full faith and credit of the United States, in each case maturing within one year from the date of acquisition thereof; (b) marketable direct obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof maturing within one year from the date of acquisition thereof and, at the time of acquisition, having the highest rating obtainable from either Standard & Poor's Corporation ("S&P") or Moody's Investors Service, Inc. ("Moody's"); (c) commercial paper maturing no more than one year from the date of creation thereof and, at the time of acquisition, having a rating of at least A-1 from S&P or at least P-1 from Moody's; and (d) certificates of deposit or bankers' acceptances maturing within one year from the date of acquisition thereof and, at the time of acquisition, having a rating of at least A-1 from S&P or at least P-1 from Moody's, issued by Lender or any commercial bank organized under the laws of the United States of America or any state thereof or the District of Columbia having unimpaired capital and surplus of not less than $100,000,000.

     7.7  Liquidation and Sale of Assets

     Borrower shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, wind up, liquidate, or dissolve Borrower's or any of its Subsidiaries' affairs; convey, sell, lease, or otherwise dispose of (or agree to do any of the foregoing at any time) any of its material licenses, contracts, or permits; sell all or a substantial part of its property or assets or sell any part of its property or assets necessary for the conduct of its business as now generally conducted or as proposed to be conducted, except (a) sales of inventory in the ordinary course of business, (b) planned asset sales set forth in Schedule 7.7, and (c) liquidation and dissolution of Inactive Subsidiaries in accordance with Section 6.18 herein.

     7.8  Consolidation and Merger

     Borrower shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, enter into any transaction of merger or consolidation with any Person or purchase, lease, or otherwise acquire all or a substantial part of the property or assets of any other

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                                                                [EXECUTION COPY]

Person, except that any Subsidiary of Borrower may merge or consolidate with any other Subsidiary of Borrower or may merge into Borrower

     7.9  Subsidiaries

     Borrower shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, form or acquire any Person or any portion thereof; provided, however, Borrower may form or acquire any Person as a new wholly owned Subsidiary provided that such new Subsidiary and deliver to Lender a Guaranty in the form attached hereto as Exhibit D-1.

     7.10 Type of Business

     Borrower shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, engage in any material line of business which is substantially different from and not incidental or reasonably related to the business in which Borrower and its Subsidiaries are presently engaged.

     7.11 Change of Chief Executive Office or Name

     Borrower shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, change (a) its state of incorporation, (b) the location of its chief executive office, (c) its name, or (d) the location of any of the Collateral; without, in each case, (x) prior written notice to Lender and (y) the execution, delivery, and filing (and payment of filing fees and taxes) of all such documents as may reasonably be necessary or advisable in the opinion of Lender to continue to perfect and protect the liens and security interests in the Collateral.

     7.12 Change in Documents

     Borrower shall not, and shall not permit any of its Subsidiaries (other than Inactive Subsidiaries) to, directly or indirectly, materially amend, supplement, terminate or otherwise modify in any material way its articles of incorporation delivered to Lender or executed in connection herewith.

     7.13 Control

     Borrower shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, enter into any agreement (other than management agreements with existing Affiliates set forth on Schedule 7.2, employment contracts, or the Shareholders Agreement) with any Person that confers upon such Person the right or authority to control or direct a portion of the business or assets of Borrower or any of its Subsidiaries.

     7.14 Pension Plan

     Borrower shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, terminate or partially terminate any Plan now existing or hereafter established for Borrower or any of its ERISA Affiliates or withdraw from participation therein under

CREDIT AGREEMENT                                                         PAGE 38
                                                                [EXECUTION COPY]
circumstances that result or could reasonably be expected to result in liability in excess of $100,000 to the PBGC, to the fund by which the Plan is funded, or to the employees (or their beneficiaries) for whom the Plan is or shall be maintained; or permit any other event or circumstance to occur that results or could result in liability to the PBGC in excess of $100,000 or a violation of
Section 302 of ERISA with respect to a Plan.

     7.15 Maximum Cash Flow Leverage Ratio

     Borrower shall not permit its Cash Flow Leverage Ratio for any Fiscal Quarter ending on or after the Closing Date to exceed 4.0:1.0; provided, however, that if a Qualifying IPO occurs, then the maximum Cash Flow Leverage Ratio shall be 3.0:1.0 for each Fiscal Quarter ending after the Qualifying IPO.

     7.16 Minimum Fixed Charge Coverage Ratio

     Borrower shall not permit the Fixed Charge Coverage (a) for any Fiscal Quarter ending on or after the Closing Date to be less than 1.15:1.00; provided that in the event a Qualified IPO occurs, then for the Fiscal Quarter ending December 29, 2002 and for each Fiscal Quarter thereafter, the Fixed Charge Coverage shall not be less than 1.25:1.00.

     7.17 Minimum Tangible Net Worth

     Borrower shall not permits its Tangible Net Worth to be less than (a) $5,000,000 at its Fiscal Quarter ending April 21, 2002, (b) $7,000,000 at its Fiscal Quarter ending July 14, 2002, (c) $8,000,000 at its Fiscal Quarter ending October 6, 2002 and (d) $9,000,000 at its Fiscal Quarter ending December 29, 2002 and at the end of each Fiscal Quarter thereafter; provided that each of the foregoing amounts shall be increased by an amount equal to 90 percent of the net proceeds of the Qualifying IPO and any follow-on offering or secondary offering.

     7.18 Contingent Obligations

     Borrower shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, create or remain liable with respect to any Contingent Obligation, except:

          (i) Borrower and its Subsidiaries, as applicable, may remain liable with respect to Contingent Obligations described in Schedule 7.18 annexed hereto; and

          (ii) Borrower may become and remain liable with respect to Contingent Obligations under guaranties in the ordinary course of business of the obligations to landlords of Borrower's Subsidiaries (other than Inactive Subsidiaries) and bonding requirements in connection with the development and operation of restaurants; and

          (iii) Interest Rate Agreements required to be maintained by Borrower under the Finova Loan Agreement;

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                                                                [EXECUTION COPY]

          (iv) In addition to clauses (i), (ii) and (iii) above, Borrower and its Subsidiaries may become and remain liable with respect to Contingent Obligations under guaranties in the ordinary course of business of the obligations to suppliers, , customers and licensees of Borrower and its Subsidiaries in an aggregate amount not to exceed at any time $100,000.

     7.19 Sale or Discount of Receivables

     Borrower shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, sell with recourse, or discount or otherwise sell for less than the face value thereof, any of its notes or accounts receivable, except neither Borrower nor any of its Subsidiaries shall be precluded from compromising disputed or potentially uncollectible notes or accounts receivable.

     7.20 Amendments of Documents Relating to Subordinated Debt

     Borrower will not consent to any amendment, supplement or other modification of any of the terms or provisions contained in, or applicable to, any document or instrument evidencing or applicable to any Subordinated Debt.

     7.21 Disposal of Subsidiary Stock

     Neither Borrower nor Parent shall:

          (i) directly or indirectly sell, assign, pledge or otherwise encumber or dispose of any shares of capital stock or other equity securities of any of its Subsidiaries, except to qualify directors if required by Applicable Law; or

          (ii) permit any of its Subsidiaries directly or indirectly to sell, assign, pledge or otherwise encumber or dispose of any shares of capital stock or other equity securities of any of its Subsidiaries (including such Subsidiary), except to Borrower, another wholly owned Subsidiary of Borrower, or to qualify directors if required by Applicable Law.

     7.22 Fiscal Year

     Borrower shall not change its Fiscal Year end from the last Sunday of December of each calendar year.

     7.23 Negative Pledges, Restrictive Agreements, etc.

     Borrower will not, and will not permit any of its Subsidiaries to, enter into any agreement (excluding this Agreement, any other Loan Document and the Finova Loan Agreement as presently in effect) prohibiting (a) the creation or assumption of any Lien for the benefit of the Lender upon its properties, revenues or assets, whether now owned or hereafter acquired, or the ability of Borrower or any Subsidiary to amend or otherwise modify this Agreement or any other Loan Document or (b) the ability of any Subsidiary to

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                                                                [EXECUTION COPY]
make any payments, directly or indirectly, to Borrower by way of dividends, advances, repayments of loans or advances, reimbursements of management and other intercompany charges, expenses and accruals or other returns on investments, or any other agreement or arrangement which restricts the ability of any such Subsidiary to make any payment, directly or indirectly, to Borrower.

     7.24 Liquidity

     Borrower shall not permit the sum of its cash and cash equivalents plus the amount available to borrow under the Revolving Credit Commitment to be less than $5,000,000 at the end of each Fiscal Quarter ending on or after the Closing Date.

ARTICLE 8. REPRESENTATIONS AND WARRANTIES

     In order to induce Lender to enter into this Agreement and to make the Loans as herein provided, Borrower hereby makes the following representations, covenants, and warranties to Lender, all of which shall survive the execution and delivery of this Agreement and shall not be affected or waived by any inspection or examination made by or on behalf of Lender:

     8.1  Corporate Status

     Borrower is a corporation organized and validly existing under the laws of the state of Nevada. Each Loan Party is a corporation organized and validly existing under the laws of the state of its incorporation. Borrower and each of the Loan Parties has the corporate power and authority to own its property and assets and to transact the business in which it is engaged or presently proposes to engage. Borrower and each of the Loan Parties is qualified to do business in all states in which it is doing business, except where the failure to so qualify could not reasonably be expected to result in a Material Adverse Effect. Borrower and each of the Loan Parties is not a "holding company" or a "subsidiary company" of a "holding company," or an "affiliate" of a "holding company" as such terms are defined in the Public Utility Holding Company Act of 1935; nor is it an "investment company," or an "affiliated company," or a "principal underwriter" of an "investment company," as such terms are defined in the Investment Company Act of 1940.

     8.2  Power and Authority

     Borrower and each of the Loan Parties has the corporate power to execute, deliver, and carry out the terms and provisions of this Agreement and each of the Loan Documents to which it is a party and has taken all necessary corporate action to authorize the execution, delivery, and performance of this Agreement and the other Loan Documents, the borrowings hereunder, and the making and delivery of the Notes and all Loan Documents delivered hereunder, in each case as applicable to such Loan Party. This Agreement constitutes and the Notes and other Loan Documents and instruments issued or to be issued hereunder, when executed and delivered pursuant hereto, constitute or will constitute the authorized, valid,

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and legally binding obligations of the Loan Parties enforceable in accordance with their respective terms.

     8.3  No Violation of Agreements

     Except as set forth in Schedule 8.3, Borrower and each of its Subsidiaries is not in default under any material provision of any agreement to which it is a party or in violation of any material provision of any Applicable Laws except, in each case, where no Material Adverse Effect could reasonably be expected to result therefrom. The execution and delivery of this Agreement, the Notes, the other Loan Documents, and the instruments incidental hereto; the consummation of the transactions herein or therein contemplated; and compliance with the terms and provisions hereof or thereof (a) to Borrower's knowledge, will not violate any material provision of any Applicable Law; (b) will not conflict with or violate; result in any breach of any of the terms, covenants, conditions, or provisions of; constitute a default under; or result in the creation or imposition of (or the obligation to impose) any lien, charge, or encumbrance upon any of the property or assets of Borrower or any of its Subsidiaries pursuant to the terms of any material Governmental Approval, mortgage, deed of trust, lease, agreement, or other instrument to which Borrower or any of its Subsidiaries is a party, by which Borrower or any of its Subsidiaries may be bound, or to which Borrower or any of its Subsidiaries may be subject where such conflict, violation, default or lien could reasonably be expected to have a Material Adverse Effect; and (c) will not violate any of the provisions of the articles of incorporation of Borrower or any of its Subsidiaries. Except as referenced in Section 8.4, no Governmental Approval is necessary (x) for the execution of this Agreement, the making of the Notes, or the assumption and performance of this Agreement or the Notes by Borrower or (y) for the consummation by Borrower and its Subsidiaries of the transactions contemplated by this Agreement including but not limited to the grant of the security interests to Lender.

     8.4  Recording and Enforceability

     Neither the articles of incorporation, bylaws, nor other applicable corporate documents of Borrower or any of its Subsidiaries require recording, filing, registration, notice, or other similar action in order to insure the legality, validity, binding effect, or enforceability against all Persons of this Agreement, the Notes, or other Loan Documents executed or to be executed hereunder, other than filings or recordings that may be required under the Uniform Commercial Code, the applicable real property recording statutes with respect to the Deeds of Trust.

     8.5  Litigation

     Except as set forth on Schedule 8.5 hereto, there are no actions, suits, or proceedings pending or, to Borrower's knowledge, threatened against or affecting Borrower or any of its Subsidiaries before any Governmental Body, which could reasonably be expected to have a Material Adverse Effect. To Borrower's knowledge, Borrower and its Subsidiaries, or any of them, are not in default under any material provision of any Applicable Law or

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Governmental Approval of any Governmental Body, which could reasonably be expected to have a Material Adverse Effect.

     8.6  Good Title to Properties

     Borrower and its Subsidiaries each has good and marketable title to, or a valid leasehold interest in, its property and assets, subject to no Liens, except those permitted under the provisions of Section 7.4 of this Agreement.

     8.7  Licenses and Permits

     All material Governmental Approvals with respect to the business of Borrower and its Subsidiaries are, to Borrower's knowledge (a) duly and validly issued by the respective Governmental Bodies, (b) in full force and effect, and
(c) valid. With regard to such Governmental Approvals, to Borrower's knowledge no fact or circumstance exists that constitutes or, with the passage of time or the giving of notice or both, would constitute a material default under any thereof, or permit the grantor thereof to cancel or terminate the rights thereunder, except upon the expiration of the full term thereof. Borrower and its Subsidiaries presently hold all material Governmental Approvals as are necessary or advisable in connection with the conduct of its business.

     8.8  [Reserved]

     8.9  Properties in Good Condition

     All the material properties of Borrower and its Subsidiaries are in good repair and good working order and condition ordinary wear and tear excepted in a manner consistent with past practices of Borrower and its Subsidiaries and comparable to industry standards and to Borrower's knowledge, are in substantial compliance with all Applicable Laws.

     8.10 Financial Statements

     The audited and unaudited financial statements of Borrower that have heretofore been delivered to Lender are true and correct in all material respects and present fairly (i) the financial position of Borrower and its Subsidiaries as of the date of said statements and (ii) the results of operations of Borrower and its Subsidiaries for the periods covered thereby; and there are not any material liabilities that should have been reflected in the financial statements or the notes thereto under GAAP, contingent or otherwise, including liabilities for Taxes or any unusual forward or long-term commitments, that are not disclosed or reserved against in the statements referred to above or in the notes thereto or that are not disclosed herein. All such financial statements have been prepared in accordance with GAAP subject, in the case of unaudited statements, to changes resulting in audit and normal year-end adjustments, and the absence of footnotes. There has been no material adverse change (including but not limited to any such change occasioned by accident, act of God, war, fire, flood, explosion, strike or other labor dispute, or orders or action by any Governmental Body

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                                                                [EXECUTION COPY]

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or public utility) in the operations, business, property, assets, or condition
(financial or otherwise) of Borrower and its Subsidiaries taken as a whole since December 30, 2001.

     8.11 Outstanding Indebtedness

     Other than current trade payables, other operating liabilities incurred in the ordinary course of business, Indebtedness permitted under Section 7.3, as of the date hereof Borrower and its Subsidiaries have no Indebtedness, including but not limited to Indebtedness to its Affiliates, that is not listed on Borrower's unaudited financial statements dated December 30, 2001.

     8.12 Taxes

     Except to the extent permitted in Section 6.4, Borrower and its Subsidiaries have duly filed all tax returns and reports required by Applicable Law to be filed, and all Taxes upon Borrower and its Subsidiaries or upon its assets that are due and payable have been paid, except to the extent any such Taxes are being contested in good faith and by appropriate proceedings and could not reasonably be expected to have a Material Adverse Effect.

     8.13 License Fees

     Except to the extent permitted in Section 6.4, Borrower and its Subsidiaries have paid all fees and charges that have become due for any Governmental Approval or have made adequate provisions for any such fees and charges that have accrued, except where the failure to do any of the foregoing could not reasonably be expected to result in a Material Adverse Effect.

     8.14 Trademarks, Patents, Etc.

     Borrower and each of its Subsidiaries possesses all necessary material trademarks, trade names, service marks, copyrights, patents, patent rights, and licenses to conduct its businesses as now and as proposed to be conducted, and to Borrower's knowledge, without conflict with the rights or claimed rights of others.

     8.15 Disclosure

     To the best of Borrower's knowledge, the exhibits hereto, the financial information and statements referred to in Section 8.10 herein, any certificate, statement, report or other document furnished to Lender by Borrower or any other Person in connection herewith or in connection with any transaction contemplated hereby, and this Agreement taken as a whole, do not, on the date hereof, contain any untrue statements of material fact or omit to state any material fact necessary in order to make the statements contained therein or herein not misleading.

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     8.16 Regulations T, U and X

     Borrower and its Subsidiaries do not own and no part of the proceeds hereof will be used to purchase or carry any margin stock (within the meaning of Regulation U of the Board of Governors of the Federal Reserve System) or to extend credit to others for the purpose of purchasing or carrying any margin stock. Borrower and its Subsidiaries are not engaged principally or as one of its important activities in the business of extending credit for the purpose of purchasing or carrying any margin stock. If requested by Lender, Borrower will, and will cause its Subsidiaries to, furnish to Lender a statement in conformity with the requirements of Federal Reserve Form U-1 referred to in said Regulation. No part of the proceeds of the Loans will be used for any purpose that violates or is inconsistent with the provisions of Regulations T, U and X of said Board of Governors.

     8.17 Names

     Borrower, its Subsidiaries and any of their respective predecessors do not operate or do business or to Borrower's knowledge during the past five (5) years have not operated or done business under a fictitious, trade, or assumed name, except as set forth on Schedule 8.17 or as hereafter disclosed to Lender pursuant to Section 7.1.

     8.18 Condition of Property

     Except as otherwise disclosed to Lender, Borrower hereby represents and warrants to Lender that, to its knowledge, as of the date hereof and continuing hereafter, the property of Borrower and its Subsidiaries (both owned and leased) and each portion thereof (a) are not and have not been a site for the use, generation, manufacture, storage, disposal, or transportation of any Hazardous Material other than in the ordinary course of its business in compliance with Applicable Laws; (b) are presently in compliance with or are being and promptly shall be brought into compliance with all Environmental Laws; and (c) are not being used and have not been used in any manner that has resulted in or will result in Hazardous Materials being spilled or disposed of on any adjacent or other property.

     8.19 Pension Plans

     To Borrower's knowledge, no "reportable event" as defined in Section 4043(b) of Title IV of ERISA has occurred and is continuing with respect to any Plan. In addition, each of the Plans is in compliance with the requirements of ERISA, including the minimum funding requirements.

     8.20 Borrower and Subsidiaries

     (a) Except as disclosed on Schedule 8.20, Borrower and its Subsidiaries are engaged only in the business of operating restaurants and franchising others to operate restaurants.

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     (b) All of the Subsidiaries of Borrower as of the Closing Date are
identified in Schedule 8.20 annexed hereto. The capital stock of each of the Subsidiaries of Borrower identified in Schedule 8.20 annexed hereto is duly authorized, validly issued, fully paid, and nonassessable and none of such capital stock constitutes margin stock. Schedule 8.20 annexed hereto correctly sets forth the ownership interest of Borrower in each of its Subsidiaries identified therein.

     (c) The Inactive Subsidiaries do not have any ongoing operations and are not operating any business. The assets of each Inactive Subsidiary have a liquidation value of less than $50,000.

ARTICLE 9. EVENTS OF DEFAULT; REMEDIES

     9.1 Events of Default

     "Event of Default," wherever used herein, means any one of the following events (whatever the reason for the Event of Default, whether it shall relate to one or more of the parties hereto, and whether it shall be voluntary or involuntary or be pursuant to or effected by operation of Applicable Law):

     (a) If Borrower shall fail to (i) pay any principal of the Notes when due in accordance with the terms hereof or thereof, (ii) pay any interest on the Notes when due in accordance with the terms thereof or hereof, or (iii) pay any other amount payable hereunder within ten (10) days after Lender makes a demand for such other amount; or

     (b) If Borrower or any of its Subsidiaries shall (i) default in payment of principal of or interest on any Indebtedness for money borrowed or Capital Lease obligations (other than as set forth in subsection 9.1(a) above), if the outstanding principal (or capitalized) amount of such Indebtedness or Capital Lease obligation is $100,000 or more, after any applicable grace period provided in the instrument or agreement under which such Indebtedness or Capital Lease obligation was created; or (ii) default in the observance or performance of any other material provisions of any agreement or condition relating to any such Indebtedness or Capital Lease obligation or contained in any instrument or agreement evidencing, securing, or relating thereto beyond any applicable grace period, or any other event shall occur or condition exist, the effect of which default, event or condition is to cause or to permit the holder or holders of such Indebtedness or Capital Lease obligation to cause, with the giving of notice if required, such Indebtedness to become due prior to the date of maturity, any applicable grace period having expired; or

     (c) If any representation or warranty (i) made by Borrower in this Agreement or (ii) made by Borrower in any document, certificate, or statement furnished pursuant to this Agreement or in any Loan Document, is false or misleading in any material respect as of the date when made; or

     (d) If Borrower fails to observe or perform, or to cause any Subsidiary to observe or perform, any term, covenant, or agreement to be performed or observed pursuant to

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                                                                [EXECUTION COPY]

Sections 6.1, 6.5, 6.7, 6.10, 6.12, 6.14, 6.15 (subject to any cure or grace periods set forth in the applicable Loan Document), and Article 7 herein; or

     (e) If Borrower fails to observe or perform, or to cause any Subsidiary to observe or perform, any term, covenant, or agreement to be performed or observed pursuant to the provisions of this Agreement, the other Loan Documents, or any other agreement incidental hereto not otherwise specified in this Section 9.1 and such default is not cured within thirty (30) days after notice of default is given; or

     (f) If Borrower or any Loan Party fails to perform any of its obligations under any of the Loan Documents not otherwise specified in this Section 9.1, or if the validity of any of such documents has been disaffirmed by or on behalf of any of the parties thereto other than Lender and such default is not cured within thirty (30) days after notice of such default is given; or

     (g) If (i) Borrower or any Loan Party shall commence any case, proceeding, or other action (A) under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization, or relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition, or other relief with respect to it or its debts, or (B) seeking appointment of a receiver, trustee, custodian, or other similar official for it or for all or any substantial part of its assets, or Borrower or any Loan Party shall make a general assignment for the benefit of its creditors; or (ii) there shall be commenced against Borrower or any Loan Party any case, proceeding, or other action of a nature referred to in clause (i) above which (X) results in the entry of an order for relief or any such adjudication or appointment or (Y) remains undismissed, undischarged, unstayed, or unbonded for a period of sixty
(60) days; or (iii) there shall be commenced against Borrower or any Loan Party any case, proceeding, or other action seeking issuance of a warrant of attachment, execution, distraint, or similar process against all or any substantial part of its assets that results in the entry of an order for any such relief which shall not have been vacated, discharged, stayed, or bonded pending appeal within sixty (60) days from the entry thereof; or (iv) Borrower or any Loan Party shall take any action in furtherance of, or indicating its consent to, approval of, or acquiescence in any of the acts set forth in clauses
(i), (ii), or (iii) above; or (v) Borrower or any Loan Party shall admit in writing its inability to pay its debts as they become due or shall, within the meaning of the Bankruptcy Code, generally not pay its debts (other than debts that are the subject of a bona fide dispute) as they become due; or (vi) Borrower or any Loan Party suspends or discontinues its business; or

     (h) If (i) any Plan shall be terminated pursuant to Subtitle C of Title IV ERISA, (ii) a trustee shall be appointed by the appropriate U.S. District Court to administer such Plan, (iii) the PBGC shall institute proceedings to terminate any such Plan, or (iv) any such Plan fails to satisfy the minimum funding standards for such Plan for a Plan year as established in Section 412 of the Internal Revenue Code; or

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                                                                [EXECUTION COPY]

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     (i) One or more judgments or decrees shall be entered against any Loan
Party involving in the aggregate liability of $100,000 or more not covered by insurance, which judgment or decree shall not have been vacated, discharged, stayed, or bonded pending appeal within thirty (30) days from entry thereof; or

     (j) If Parent shall cease to directly own and control 100 percent of the issued and outstanding capital stock of Borrower or if any Change in Control shall occur; or

     (k) If there shall occur or exist any event of default under the Subordinated Notes, and such event of default is not cured or waived in writing by the holders of the Subordinated Notes; or

     (l) If there shall occur any event that has a Material Adverse Effect.

     9.2 Acceleration; Remedies

     (a) If any Event of Default described in subsections 9.1(g)(i) or (ii) shall occur then immediately and automatically the Commitments shall immediately terminate and the Loans (with accrued interest thereon) and all other amounts owing under this Agreement and the Notes shall immediately become due and payable and Lender's obligations to make any Loan shall immediately terminate.

     (b) If any other Event of Default other than described in subsections 9.1(g)(i) or 9.1(g)(ii) shall occur and be continuing, Lender may (i) by notice to Borrower, declare the Commitments to be terminated forthwith, whereupon such obligations shall immediately terminate; and (ii) by notice of default to Borrower, declare all or a portion of the Loans hereunder, with accrued interest thereon, and all other amounts owing under this Agreement and the Notes to be due and payable forthwith, whereupon the same shall immediately become due and payable.

     (c) Except as expressly provided above in this Section 9.2, presentment, demand, purchase, and all other notices of any kind are hereby expressly waived. Lender may proceed to protect and enforce their rights hereunder or realize on any or all security granted pursuant hereto in any manner or order Lender deems expedient without regard to any equitable principles of marshaling or otherwise. No failure or delay on the part of Lender, or the holder of any of the Notes in exercising any right, power, or privilege hereunder and no course of dealing between Borrower and Lender, or the holder of any of the Notes shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power, or privilege hereunder preclude any other or further exercise thereof or the exercise of any right, power, or privilege. The rights and remedies herein expressly provided are cumulative and not exclusive of any rights or remedies that Lender or any subsequent holder of any of the Notes would otherwise have. No notice to or demand on Borrower in any case shall entitle Borrower to any other or further notice or demand in similar or other circumstances or shall constitute a waiver of the right of Lender to any other or further action in any circumstances without notice or demand.

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                                                                [EXECUTION COPY]

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ARTICLE 10. MISCELLANEOUS

     10.1 Notices

     All notices, requests, consents, demands, approvals, and other communications hereunder shall be deemed to have been duly given, made, or served if made in writing and delivered personally, sent via facsimile, or mailed by first class mail, postage prepaid, to the respective parties to this Agreement. For purposes of this Agreement, the address of each party hereto shall be as set forth under such party's name on the signature pages hereof. The designation of the persons to be so notified or the address of such persons for the purposes of such notice may be changed from time to time by similar notice in writing, except that any communication with respect to a change of address shall be deemed to be given or made when received by the party to whom such communication was sent.

     10.2 Payment of Expenses and Taxes

     Borrower agrees (a) to pay or reimburse Lender for all of its reasonable out-of-pocket costs and expenses incurred in connection with the development, preparation and execution of, and any amendment, supplement or modification to, the Loan Documents and any other documents prepared in connection therewith, and the consummation of the transactions contemplated hereby and thereby, including, without limitation, the fees and disbursements of counsel to Lender, (b) to pay or reimburse Lender for all their respective reasonable costs and expenses incurred in connection with, and to pay, indemnify, and hold Lender, and its officers, directors, employees, and agents and attorneys (the "Indemnified Persons") harmless from and against any and all other liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses, or disbursements of any kind or nature whatsoever arising out of or in connection with, the enforcement or preservation of any rights under the Loan Documents and any such other documents prepared in connection therewith, including without limitation, the reasonable fees and disbursements of counsel to Lender, (c) to pay, indemnify, and to hold Lender harmless from, any and all recording and filing fees and any and all liabilities with respect to, or resulting from any delay in paying, stamp, excise and other Taxes (other than income and gross revenue taxes), if any, which may be payable or determined to be payable in connection with the execution and delivery of, or consummation of any of the transactions contemplated by, or any amendment, supplement or modification of, or any waiver or consent under or in respect of, any Loan Document and any such other documents including, without limitation, the reasonable fees and disbursements of counsel to Lender in connection with the foregoing and in connection with advising Lender with respect to its rights and responsibility under any Loan Document and (d) to pay, indemnify, and hold the Indemnified Persons harmless from and against any and all other liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever (including, without limitation, reasonable fees and disbursements of counsel) which may be incurred by or asserted against any Indemnified Person arising out of or in connection with any investigation, litigation or proceeding related to the Loan Documents or the use of the proceeds of the Loans, whether or not any of the Indemnified Persons is a party thereto (all the foregoing, collectively, the "Indemnified Liabilities"), provided, that Borrower shall have

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                                                                [EXECUTION COPY]
no obligation hereunder with respect to Indemnified Liabilities of any Indemnified Person arising from (i) the gross negligence or willful misconduct of such Indemnified Person, (ii) legal proceedings commenced against Lender by any security holder or creditor thereof arising out of and based upon rights afforded any such security holder or creditor solely in its capacity as such, and (iii) legal proceedings which are resolved in favor of Borrower. The agreements in this Section 10.2 shall survive repayment of the Notes and all other amounts payable hereunder.

     10.3 Assignments and Participations in Loans

     This Agreement is binding upon and inures to the benefit of Borrower and Lender and their successors and assigns and all subsequent holders of the Notes or any portion thereof. Borrower expressly acknowledges that Lender is not prohibited or restricted from assigning rights or participation hereunder or any portion thereof to another Person. Borrower, however, is precluded from assigning any of its respective rights or delegating any of its obligations hereunder or under any of the Loan Documents without the prior written consent of Lender. Lender may furnish any information concerning Borrower and its Subsidiaries in the possession of that Lender from time to time to assignees and participants (including prospective assignees and participants).

     10.4 Setoff

     As additional security for the payment of the Obligations, Borrower hereby grants to Lender a security interest in, a lien on and an express contractual right to set off against all depository account balances, cash and any other property of Borrower now or hereafter in the possession of Lender and the right to refuse to allow withdrawals from any account (collectively "Setoff"). Lender may, at any time upon the occurrence and continuance of a Default or an Event of Default (notwithstanding any notice requirements or grace/cure periods under this Agreement or any of the other Loan Documents) Setoff against the Obligations whether or not the Obligations (including future installments) are then due or have been accelerated, all without any advance or contemporaneous notice or demand of any kind to Borrower, such notice and demand being expressly waived.

     10.5 Waiver of Setoff

     In the event that Lender sells all or any portion of the Loans to any participant, Borrower hereby waives the right to interpose any setoff, counterclaim, or cross-claim against such participant (other than compulsory counterclaims or cross-claims) in connection with any litigation or dispute under this Agreement, regardless of the nature of such setoff, counterclaim, or cross-claim.

     10.6 Fees and Commissions

     Borrower agrees to indemnify Lender and hold it harmless with regard to any commissions, fees, judgments, or expenses of any nature and kind that Lender may become liable to pay by reason of any claims by or on behalf of brokers, finders, or agents in

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                                                                [EXECUTION COPY]
connection with any act or failure to act by Borrower or any litigation or similar proceeding arising from such claims. Borrower states that it is aware of no valid basis for any such claims.

     10.7 Entire Agreement; Amendments and Waivers

     This Agreement represents the entire agreement between the parties hereto with respect to the Loans and transactions contemplated hereunder and, except as expressly provided herein, shall not be affected by reference to any other documents. This Agreement, or any provision hereof, cannot be changed, waived, discharged or terminated orally, but only by an instrument in writing, signed by the party against whom enforcement of the change, waiver, discharge or termination is sought. Any extensions, renewals and modifications of the Loan shall be governed by the terms and conditions of this Agreement and the other Loan Documents.

     10.8 Severability

     If any provision of this Agreement or any of the Loan Documents is held invalid under any Applicable Laws, such invalidity shall not affect any other provision of this Agreement that can be given an effect without the invalid provision, and, to this end, the provisions hereof are severable.

     10.9 Descriptive Headings

     The descriptive headings of the several sections of this Agreement are inserted for convenience only and do not affect the meaning or construction of any of the provisions hereof.

     10.10 Governing Law

     This Agreement and the rights and obligations of the parties hereunder and under the other Loan Documents shall be construed in accordance with and shall be governed by the laws of the state of Washington.

     10.11 Consent to Jurisdiction, Service, and Venue

     For the purpose of enforcing payment of any of the Notes, performance of the obligations under any of the Notes, any arbitration award under the other Loan Documents, or otherwise in connection herewith, Borrower hereby consents to the jurisdiction and venue of the courts of the state of Washington or of any federal court located in such state including but not limited to the Superior Court of Washington for King County and the United States District Court for the Western District of Washington. Borrower hereby waives the right to contest the jurisdiction and venue of courts located in King County, Washington, on the ground of inconvenience or otherwise and waives any right to bring any action or proceeding against Lender in any court outside King County, Washington. The provisions of this Section do not limit or otherwise affect the right of Lender to institute and conduct action in

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                                                                [EXECUTION COPY]
any other appropriate manner, jurisdiction, or court and do not otherwise limit Borrower's right to contest such manner, jurisdiction, or court as may be sought by Lender in any such action or its right to raise substantive claims therein.

     10.12 Successors and Assigns

     This Agreement and the other Loan Documents shall be binding upon and inure to the benefit of Borrower, Lender, all future holders of the Notes and their respective successors and assigns, except that Borrower may not assign or transfer any of its rights or obligations under any Loan Document without the prior written consent of Lender.

     10.13 Waiver of Jury Trial

     EACH OF THE PARTIES TO THIS AGREEMENT HEREBY AGREES TO WAIVE ITS RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS OR ANY DEALINGS BETWEEN THEM RELATING TO THE SUBJECT MATTER OF THE LOAN TRANSACTION CONTEMPLATED BY THE LOAN DOCUMENTS OR THE LENDING RELATIONSHIPS THAT ARE BEING ESTABLISHED. The scope of this waiver is intended to be all-encompassing of any and all disputes that may be filed in any court and that relate to the subject matter of this transaction, including without limitation, contract claims, tort claims, breach of duty claims, and all other common law and statutory claims. Each party hereto acknowledges that this waiver is a material inducement to enter into a business relationship, that each has already relied on this waiver in entering into this Agreement, and that each will continue to rely on this waiver in their related future dealings. Each party hereto further warrants and represents that it has reviewed this waiver with its legal counsel and that it knowingly and voluntarily waives its jury trial rights following consultation with legal counsel. THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING, AND THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS, OR MODIFICATIONS TO THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS OR TO ANY OTHER DOCUMENTS OR AGREEMENTS RELATING TO THE LOANS MADE HEREUNDER. In the event of litigation, this Agreement may be filed as a written consent to a trial by the court.

     10.14 Counterparts

     This Agreement and each of the Loan Documents may be executed in one or more counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to constitute an original agreement, but all of such counterparts together shall constitute but one and the same instrument; signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are physically attached to the same document.

CREDIT AGREEMENT                                                         PAGE 52
                                                                [EXECUTION COPY]

     10.15 Statutory Notice

     ORAL AGREEMENTS OR ORAL COMMITMENTS TO LOAN MONEY, EXTEND CREDIT, OR FORBEAR FROM ENFORCING REPAYMENT OF A DEBT ARE NOT ENFORCEABLE UNDER WASHINGTON LAW.

             [The remainder of this page intentionally left blank.]

CREDIT AGREEMENT                                                         PAGE 53
                                                                [EXECUTION COPY]

     IN WITNESS WHEREOF, Borrower and Lender have caused this Agreement to be duly executed by their respective duly authorized signatories as of the date first above written.

                                RED ROBIN INTERNATIONAL, INC., a
                                Nevada corporation


                                By /s/ James P. McCloskey
                                   ---------------------------------------------
                                   Name:  James P. McCloskey
                                   Title: Chief Financial Officer & Secretary

                Notice Address: Red Robin International, Inc.
                                5575 DTC Parkway, Suite 110
                                Greenwood Village, Colorado 80111
                                Facsimile: (303) 846-6073
                                Attention:  Chief Financial Officer

                                LENDER:

                                U.S. BANK NATIONAL ASSOCIATION


                                By  /s/ Cathryn S. Schalkle
                                   ---------------------------------------------
                                   Name:   Cathryn S. Schalkle
                                         ---------------------------------------
                                   Title:  Vice President
                                          --------------------------------------

                Notice Address: U.S. Bank National Association
                                1420 Fifth Avenue, 11th Floor
                                Seattle, Washington 98101
                                Facsimile: (206) 344-2887
                                Attention: Cathy Schalkle

CREDIT AGREEMENT                                                         PAGE 54
                                                                [EXECUTION COPY]

                     List of Omitted Exhibits and Schedules
                     --------------------------------------

The following exhibits and schedules to the Credit Agreement have been omitted and shall be furnished supplementally to the Commission upon request:

SCHEDULES

Schedule   1.1      -   Locations of Inventory
Schedule   4.13     -   Legal Description of Fee Property
Schedule   5.1(m)   -   Existing Indebtedness
Schedule   7.2      -   Permitted Affiliate Transactions
Schedule   7.4      -   Existing Liens
Schedule   7.7      -   Planned Asset Sales
Schedule   7.10     -   States in Which Collateral is Located
Schedule   7.20     -   Contingent Obligations
Schedule   8.3      -   Violation of Agreements
Schedule   8.5      -   Litigation
Schedule   8.17     -   Fictitious Names
Schedule   8.20     -   Subsidiaries of Borrower

EXHIBITS

Exhibit A     -   Form of Revolving Credit Note; Section 2.3
Exhibit B     -   Form of Notice of Borrowing; Section 4.1(a)
Exhibit C     -   Security Agreement; Section 5.1(c)
Exhibit D     -   Guaranty of Parent; Section 5.1(d)
Exhibit D-1   -   Form of Subsidiary Guaranty; Section 5.1(e)
Exhibit E     -   Form of Subsidiary Security Agreement
Exhibit F     -   Opinion of Counsel for Borrower; Section 5.1(h)